UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM SB-2/A
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                       Renegade Venture Corporation, Inc.
                      Trading Symbol - RDVN (OTCBB Market)

 Nevada                                4581                       84-1108499
 ---------------------          ------------------            -----------------
(State or jurisdiction         (Primary SIC Number)          (IRS Employer
 of incorporation)                                           Identification No.)

6901 S. Park Ave. Tucson, AZ 85706                               520-294-3481
------------------------------------------------------------     ------------
(Address and telephone number of principal executive offices)    (Telephone)

Approximate date of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [x]


                         CALCULATION OF REGISTRATION FEE

Title of Each                   Amount to be       Maximum            Aggregate           Amount of
Proposed Class of               Registered         Offering Price     Offering            Registration Fee
Securities to be                                   Per Unit           Price
Registered
----------------------------------------------------------------------------------------------------------
Common issuable
upon exercise of
warrants (2)                        720,000         $0.34             $  244,800.00

Common issuable
upon satisfaction of
contingency in stock
compensation agreement
for selling shareholders
Josephberg, Grosz & Co.,
Inc. to receive and
exercise warrants (3)               540,000         $0.68             $   367,200.00

Common issuable
upon satisfaction of
contingency in stock
compensation agreement
for selling shareholders
Josephberg, Grosz & Co.,
Inc. to receive and
exercise warrants (3)               540,000         $1.36             $   734,400.00

Total                             1,800,000                           $ 1,346,400.00       $  170.59

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section
8(a), may determine.

--------------------------------------------------------------------------------
(2)  Selling shareholder, Josephberg Grosz & Co., Inc., received a 5 year warrant to purchase 720,000 shares of common stock at an exercise price of
     $0.34 per share.
(3)  The Company entered into an agreement with selling shareholder, Josephberg
     Grosz & Co., Inc., whereby Josephberg Grosz & Co., Inc. shall be entitled to receive additional warrants entitling Josephberg Grosz & Co., Inc. to receive (i) 540,000 shares of common stock at $0.68 per share if and upon selling shareholder Barron Partners exercising its warrants at $0.68 per share; and (ii) 540,000 shares of common stock at $1.36 per share if and upon selling shareholder Barron Partners exercising its warrants at $1.36 per share (the "Josephberg Agreement").

                                  Page 1 of 52

        PRELIMINARY PROSPECTUS Dated August 2, 2004 SUBJECT TO COMPLETION


The information in this preliminary prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. All of the shares registered are being offered by the selling shareholders named in this prospectus. See the section entitled "Selling Shareholders". The shares were acquired by the selling shareholders, Barron Partners, directly from us in private transactions exempt from registration with the SEC pursuant to Rule 506 under Regulation D as promulgated by the SEC pursuant to Section 4(2) and additional shares which are the subject of this registration may be acquired by selling shareholders, Barron Partners and Josephberg Grosz & Co., Inc. pursuant to the exercise of warrants. We will not receive any of the proceeds from the sale of the 9,600,000 shares of common stock by the selling shareholders, Barron Partners, but we will receive any proceeds from the exercise of warrants issued with the 9,600,000 shares of common stock; the exercise of the warrants issued to selling shareholder Josephberg Grosz & Co., Inc. and the exercise of any warrants received by Josephberg Grosz & Co., Inc. pursuant to the Josephberg Agreement (See Section entitled "Use of Proceeds" and "Offering")(4). Prior to the date hereof, there has been no trading market for the Common Shares.

This offering and an investment in our shares involves a high degree of risk and is suitable only for those persons with substantial financial resources in relation to their investment and who understand the particular risks of this investment. In addition, investment in our shares is suitable only for those persons who do not need liquidity and are willing to accept substantial restrictions on the transfer of their shares. Please see "Risk Factors" on pages 5-8 to read about factors you should consider carefully before buying our shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this preliminary prospectus is August 2, 2004.

--------------------------------------------------------------------------------

     (4)  See footnote (3). Supra.

                                TABLE OF CONTENTS



SUMMARY.....................................................................   5

OFFERING....................................................................   5

RISK FACTORS................................................................   5

FORWARD LOOKING STATEMENTS..................................................   8

USE OF PROCEEDS.............................................................   8

DETERMINATION OF OFFERING PRICE.............................................   8

DIVIDEND POLICY.............................................................   9

DILUTION....................................................................   9

SELLING SHAREHOLDERS........................................................   9

PLAN OF DISTRIBUTION........................................................  10

LEGAL PROCEEDINGS...........................................................  11

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS................  11

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..............  13

DESCRIPTION OF SECURITIES...................................................  13

INTEREST OF NAMED EXPERTS AND COUNSEL.......................................  13

DISCLOSURE OF COMMISSION POSITION FOR SECURITIES ACT LIABILITY..............  13

ORGANIZATION WITHIN THE LAST FIVE YEARS.....................................  13

DESCRIPTION OF BUSINESS.....................................................  14

MANAGEMENT DISCUSSION AND ANALYSIS..........................................  19

DESCRIPTION OF PROPERTY.....................................................  24

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............................  24

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS....................  24

EXECUTIVE COMPENSATION......................................................  26

FINANCIAL STATEMENTS........................................................  29

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTANT CONTROL
         AND FINANCIAL DISCLOSURE...........................................  29

FURTHER INFORMATION.........................................................  29

                                     SUMMARY

Renegade Venture (NEV.) Corporation ("Renegade") is a public company that trades in the U.S. over-the-counter market. Our common stock is quoted on the OTC Bulletin Board under symbol RDVN. We were incorporated in Nevada In September 1997. Our principal offices are located at 6901 S. Park Ave., Tucson, AZ 85706. On May 2, 2002, Renegade acquired newly formed Hamilton Aerospace Technologies, Inc., a Delaware corporation ("HAT") in a stock-for-stock exchange. HAT was formed on April 15, 2002, to create a premier provider of aircraft maintenance, repair, overhaul ("MRO") services to owners and operators of Transport Category commercial jet aircraft. Its customers are all aircraft operators, including passenger and cargo air carriers, and aircraft leasing companies.

HAT is an aircraft repair station licensed by the Federal Aviation Administration (FAA) and by the Joint Aviation Authority of the European Economic Community (JAA). Its MRO services include maintenance, repair, overhaul and modification of narrow-body Transport Category aircraft; repair and overhaul of aircraft components and aircraft interiors. Our major modification services include the conversion of passenger aircraft to freighter configuration and technical support for third party modification programs.

Unless otherwise indicated, "Renegade Venture", "we", "us" "our" refer to Renegade Venture Corporation and its subsidiaries.

                                    OFFERING

Securities Being Offered                9,600,00 shares of common stock and up
                                        to 16,200,000 shares of common stock
                                        upon the exercise of all warrants. (5)

Securities Issued                       27,080,000 shares of common stock were
and to be Issued                        issued and outstanding as of the date of
                                        this prospectus and an additional
                                        16,200,000 shares of common stock will
                                        be issued and outstanding if all
                                        warrants are exercised. (6)

Use of Proceeds                         We will not receive any proceeds from
                                        the sale of the initial private
                                        placement issue of 9,600,000 shares of
                                        common stock by the selling
                                        shareholders, Barron Partners. We will
                                        receive the proceeds from the exercise
                                        of any of the warrants issued to the
                                        selling shareholders, Barron Partners
                                        and Josephberg Grosz & Co., Inc. See
                                        section entitled "Use of Proceeds".

                                  RISK FACTORS

Investing in our common stock involves a high degree of risk. Before agreeing to buy, you should carefully consider the following risk factors, in addition to the other information contained or incorporated by reference in this prospectus:

EFFECTS OF THE ECONOMY ON THE OPERATIONS OF THE COMPANY

Problems in the airline industry could adversely affect our business. Since our customers consist primarily of passenger and cargo air carriers and aircraft leasing companies, economic factors affecting the airline industry impact our business, though to a much lesser extent than it affects MROM firms that rely heavily on major airlines for business. When economic factors adversely affect the airline industry, they tend to reduce the overall demand for maintenance and repair services, causing downward pressure on pricing and increasing the credit risks associated with doing business with airlines. Additionally, the price of jet fuel affects the maintenance and repair markets, since older aircraft, which consume more fuel and which account for most of our maintenance and repair services business, become less viable as the price of fuel increases. We cannot assure you that economic and other factors, which may affect the airline industry, will not adversely impact our business, financial condition or results of operations.
--------------------------------------------------------------------------------
     (5) 9,600,000 shares of common stock were issued to the selling shareholders, Barron Partners, pursuant to a private placement under Rule 506 of Regulation D of SEC Act of 1933 with 1.5 warrants per share entitling the selling shareholders to an additional 7,200,000 shares of common stock upon the exercise of 50% of the warrants at .68 per share and an additional 7,200,000 shares of common stock upon the exercise of 50% of the warrants at 1.36 per share. In addition to the 9,600,000 shares of common stock issued to the selling shareholders, Barron Partners, pursuant to a private placement under Rule 506 of Regulation D, a maximum of 14,400,000 shares of common stock will be issued to the selling shareholders, Barron Partners, upon the exercise of all warrants. Selling shareholder, Josephberg Grosz & Co., Inc., received a 5 year warrant to purchase 720,000 shares of common stock at an exercie price of $0.34 per share. The Company entered into an agreement with selling shareholder, Josephberg Grosz & Co., Inc., whereby Josephberg Grosz & Co., Inc. shall be entitled to receive additional warrants entitling Josephberg Grosz & Co., Inc. to receive
          (i) 540,000 shares of common stock at $0.68 per share if and upon selling shareholder Barron Partners exercising its warrants at $0.68 per share; and (ii) 540,000 shares of common stock at $1.36 per share if and upon selling shareholder Barron Partners exercising its warrants at $1.36 per share (the "Josephberg Agreement").

     (6) The amount of shares issued and outstanding will increase up to a maximum of 43,280,000 upon the exercise of all warrants. The amount of issued and outstanding shares includes 1.5 million shares of Common Stock issued to Seajay Holding which have been voided by the Company and for which the Company has filed a lawsuit against Seajay Holdings seeking a court order for the return of the 1.5 million shares (See "Legal Proceedings" section).

The events of September 11th have had a negative impact on the airline industry in general, and thereby indirectly on us. Factors which have affected or may affect our business may include: (1) the impact of these terrorist attacks and the impact of declines in air travel as a result of these terrorist attacks on the financial condition of one or more of our airline customers, (2i) possible increases in jet fuel prices as a result of events relating to these terrorist attacks, (3) potential reductions in the need for aircraft maintenance due to declines in airline travel and cargo business and (4) the adverse effect of these terrorist attacks, or future events arising as a result of these terrorist attacks, on the economy in general.

GOVERNMENT REGULATION

The aviation industry is highly regulated by the FAA in the United States and by similar agencies in other countries. We must be certified by the FAA, and in some cases authorized by the original equipment manufacturers, in order to repair aircraft components and to perform maintenance and repair services on aircraft. Commercial jets, like any other complex vehicles, require periodic maintenance to allow for their safe and economical operation. Unlike many vehicles, the repair and modification of such aircraft is highly regulated by the various aviation authorities in each country of operation around the world.

In the United States, the Federal Aviation Administration (FAA) regulates the manufacture, repair, overhaul and operation of all aircraft and aircraft equipment operated in the U.S. pursuant to the Federal Aviation Regulations
(FARs). The FAA must certify each authorized repair station, and certified facilities are issued an Air Agency Certificate. Each certificate contains ratings and limitations that specifically authorize the repair station to only perform certain types of services on specific makes and models of aircraft. FAA regulations are designed to ensure that all aircraft and aircraft equipment are continuously maintained in proper condition to ensure safe operation of the aircraft. Similar rules apply in other countries. All aircraft must be maintained under a continuous condition-monitoring program and must periodically undergo thorough inspection and maintenance. The inspection, maintenance and repair procedures for the various types of aircraft and aircraft equipment are prescribed by regulatory authorities and can be performed only by certified repair facilities utilizing certified technicians. Certification and conformance is required prior to installation of a part on an aircraft. We closely monitor the FAA and industry trade groups in an attempt to understand how possible future regulations might impact us.

There is no assurance that new and more stringent government regulations will not be adopted in the future or that any such new regulations, if enacted, will not materially adversely affect our business, financial condition or results of operations.

Further, our operations are also subject to a variety of worker and community safety laws. In the United States, the Occupational Safety and Health Act mandates general requirements for safe workplaces for all employees. Specific safety standards have been promulgated for workplaces engaged in the treatment, disposal or storage of hazardous waste. We believe that our operations are in material compliance with health and safety requirements under the Occupational Safety and Health Act.

DEPENDENCE ON A SMALL NUMBER OF CUSTOMERS

For the partial year ended December 31, 2002, our 2 largest continuing customers accounted for approximately 80% of our total revenues, and our largest continuing customer accounted for approximately 43% of total revenues. For the year ended December 31, 2003, our 2 largest continuing customers accounted for 35.6% of our total revenues and our largest continuing customer accounted for approximately 25.3% of total revenues. Five customers accounted for 74.2% of our total 2003 revenue. The broadening of our customer base has spread the risk associated with the failure of a significant customer. Efforts are continually being made to broaden our customer base and we expect to further reduce this risk during 2004. While the relative significance of customers varies from period to period, the loss of, or significant curtailments of purchase of our services by, one or more of our significant customers at any time could adversely affect our revenue and cash flow.

LEASE OF PROPERTY

Renegade's wholly owned subsidiary, Hamilton Aviation Technologies, Inc. ("HAT"), is currently conducting operations on leased property at the Tucson International Airport. The lease was initially executed on April 1, 2003. The lease is month to month and permits HAT to apply for a multi year lease. The lease was initially drafted on a month to month basis because HAT lacked the necessary capitalization required by the Tucson International Airport Airport Authority for a multi year lease. This lack of capitalization was due to the fact that a third party defaulted on a 1.5 million dollar debenture intended to properly capitalize HAT; and upon such default, the Tucson International Airport Authority required a month to month lease until HAT became properly capitalized. As as consequence of the private placement of securities under a Rule 506, Regulation D offering which, in part, is the subject of this registration, Renegade's wholly owned subsidiary, HAT, now meets the capitalization requirements of the Tucson International Airport Authority for a multi-year lease.

SINCE BECOMING A PUBLIC COMPANY, WE HAVE NEVER PAID DIVIDENDS.

Since becoming a public company in September 1997, we have never paid any cash dividends, and we do not anticipate paying cash dividends in the foreseeable future.

RELIANCE ON EXECUTIVE OFFICERS AND KEY EMPLOYEES

Our continued success depends significantly upon the services of our executive officers and upon our ability to attract and retain qualified personnel in all of our operations. While we have or are issuing employment agreements with each of our executive officers and certain of our key employees, most of our employees are employed on an at-will basis. The loss of one or more of our executive officers and of a significant number of our other employees without capable replacements could materially adversely affect our business, financial condition or results of operations.

COMPETITION

The airline industry and the markets for our products and services are extremely competitive, and we face competition from a number of sources. Our competitors are other companies providing MROM services. Certain of our competitors are currently experiencing financial difficulties, and some or all of them may respond to their financial difficulties by reducing prices on their services to increase or retain market share. Any material deterioration in our financial condition is likely to affect our ability to compete with price-cutting by our competitors. Some of our competitors have substantially greater financial and other resources than us. We cannot assure you that competitive pressures will not materially adversely affect our business, financial condition or results of operations.

PRODUCT LIABILITY

Our business exposes us to possible claims for personal injury or death, which may result from the failure of an aircraft or an aircraft part repaired or maintained by us or from our negligence in the repair or maintenance of an aircraft or an aircraft part. While HAT maintains what we believe to be adequate liability insurance to protect us from claims of this type, based on our review of the insurance coverage maintained by similar companies in our industry, we cannot assure you that claims will not arise in the future or that our insurance c overage will be adequate. Additionally, there can be no assurance that insurance coverage can be maintained in the future at an acceptable cost. Any liability of this type not covered by insurance could materially adversely affect our business, financial condition or results of operations.

SUSCEPTIBILITY TO OTHER LIABILITY CLAIMS

Our business exposes us to possible claims for personal injury or death, which may result if we were negligent in repairing or overhauling an airplane. We cannot assure you that claims will not arise in the future or that our insurance coverage will be adequate to protect us in all circumstances. Additionally, we cannot assure you that we will be able to maintain adequate insurance coverage in the future at an acceptable cost. Any liability claim not covered by adequate insurance could materially adversely affect our business, financial condition or results of operations.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of the Offering and exercise of all warrants, the Company will have outstanding 43,280,000 shares of Common Stock. Of these shares, the Common Stock sold in the Offering will be freely tradable without restriction or limitation under the Securities Act of 1933, as amended (the "Securities Act"), unless purchased by "affiliates" of the Company, as that term is defined in Rule 144 under the Securities Act. The Company, its executive officers, directors and stockholders, have agreed that, for a period of 180 days from the date of this Prospectus, they will not sell, offer to sell, solicit an offer to buy, contract to sell, grant any option to purchase or otherwise transfer or dispose of, any shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock, subject to certain exceptions. The sale of a substantial number of shares of Common Stock in the public market following the Offering, or the perception that such sales could occur, could adversely affect the market price of the Common Stock and/or impair the Company's ability in the future to raise additional capital through the sale of its equity securities.

PRICE VOLATILITY

The market price of the Common Stock could be subject to significant fluctuations in response to variations in quarterly operating results and other factors. From time to time in recent years, the securities markets have experienced significant price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of particular companies. These broad fluctuations may adversely affect the market price of the Common Stock.

IMPACT OF WARRANT EXERCISE ON MARKET

In the event of the exercise of a substantial number of warrants within a reasonably short period of time after the right to exercise commences, the resulting increase in the amount of our common stock in the trading market could substantially affect the market price of our common stock.

THE MARKET PRICE OF OUR COMMON STOCK COULD BE DEPRESSED BY FUTURE SALES

Future sales of our common stock, or the perception that these sales could occur, could adversely affect the market price of our common stock. We cannot assure you as to when, and how many of, the shares of our common stock will be sold and the effect these sales may have on the market price of our common stock. In addition, we may issue additional shares of common stock in connection with possible future acquisitions or other transactions. Although these securities may be subject to regulatory or contractual resale restrictions, as these restrictions lapse or if these shares are registered for sale to the public, they may be sold to the public. In the event we issue a substantial number of shares of our common stock, which subsequently become available for unrestricted resale, there could be a material adverse effect on the prevailing market price of our common stock.

                           FORWARD LOOKING STATEMENTS

This report contains certain forward-looking statements and information relating to Renegade Venture (NEV) Corporation "Renegade" and its wholly owned subsidiary Hamilton Aerospace Technologies Inc. "HAT" that are based on the beliefs of our management as well as assumptions made by and information currently available to our management. When used in this report, the words "anticipate", "believe", "estimate", "expect", "intend", "plan" and similar expressions, as they relate to Renegade, HAT, or its management, are intended to identify forward-looking statements. These statements reflect management's current view of Renegade and HAT concerning future events and are subject to certain risks, uncertainties and assumptions, including among many others relating to our results of operations: competitive factors, shifts in market demand, and other risks and uncertainties (including those described under "Risk Factors" below and elsewhere in this\report), our ability to generate sufficient working capital to meet our operating requirements and service our indebtedness, our ability to refinance our secured debt, or to convert such debt to equity, maintaining good working relationships with our vendors and customers, our ability to attract and retain qualified personnel, future terrorist-related activities, economic factors that affect the aviation industry, changes in government regulation, increases in fuel prices, and the overall economy.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the 9,600,000 shares of common stock offered through this prospectus by the selling shareholders (Barron Partners). We will receive the proceeds from the exercise of any warrants issued to Barron Partners and Josephberg Grosz & Co., Inc. These proceeds, if all warrants and contingent warrants under the Josephberg Agreement are exercised, will amount to $16,034,400.00. The intended use of these proceeds is will be for working capital, acquisition of assets and acquisitions of businesses.

                         DETERMINATION OF OFFERING PRICE

We will not determine the offering price of the 9,600,000 shares of common stock issued to the selling shareholders, Barron Partners, pursuant to a private placement under Rule 506 of Regulation D. The offering price will be determined by market factors and the independent decisions of the selling shareholders. The offering/exercise price of the 16,200,000 shares of common stock that will be received by the selling shareholders upon exercise of the warrants was determined by the selling shareholders using certain information from the Company including, but not limited to plot price earnings ratios, debt, the industry, etc., and applying such information to an investment formula of the selling shareholders.

                                 DIVIDEND POLICY

The Company does not intend to pay any cash dividends with respect to its Common Stock in the foreseeable future, Rather, the Company intends, after the consummation of the Offering, to retain its earnings, if any, for use in the operation of its business.

                                    DILUTION

The Company is a reporting Company. Dilution to our existing shareholders will occur should the selling shareholders exercise the warrants. If the selling shareholders exercise any of the warrants dilution may occur to the extent of such exercise. If all warrants are exercised, the selling shareholders, Barron Partners will own 55.45% of the issued and outstanding common stock of the Company and selling shareholder, Josephberg Grosz & Co., Inc. will own 4.16% of the issued and outstanding stock of the Company. Moreover, the selling shareholders, Barron Partners have preemptive rights with all shares held or acquired. The selling shareholder, Josephberg Grosz & Co., Inc. does not have any such preemptive rights. The Company has also adopted the following stock option and stock compensation plans for directors, officers and employees of Renegade and HAT: (i) 2002 Compensatory Stock Option Plan for directors and officers of Renegade and HAT which has reserved a maximum of 3,000,000 shares of common stock of which 2,820,000 shares of common stock remain available to be issued; and (ii) 2003 Employee Stock Compensation Plan for employees of HAT which has reserved a maximum of 5,000,000 shares of common stock of which 2,800,000 shares of common stock remain available to be issued.

                              SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 25,800,000 shares of common stock offered through this prospectus. The shares include the following:

1. 9,600,000 shares of our common stock that the selling shareholders, Barron Partners, acquired from us in an offering that was exempt from registration pursuant to Section 4(2) as amended of the Securities Act of 1933 and completed on May 31, 2004; 14,400,000 shares of our common stock that the selling shareholders, Barron Partners, may receive pursuant to common stock warrants issued in conjunction with the issue of 9, 600,000 shares of Common Stock on May 31, 2004; 720,000 shares of our common stock selling shareholders Josephberg Grosz & Co., Inc. may receive pursuant to warrants; 1,080,000 shares of common stock selling shareholders, Josephberg Grosz & Co., Inc. may receive pursuant to the grant and exercise of contingent warrants which may be disbursed pursuant to the Josephberg Agreement.

The following table provides as of August 2, 2004, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1. The number of shares owned by each prior to this offering;

2. The total number of shares that are to be offered for each;

3. The total number of shares that will be owned by each upon completion of the offering;

4. The percentage owned by each; and

5. The identity of the beneficial holder of any entity that owns the shares.

To the best of our knowledge, the named parties in the table that follows are the beneficial owners and have the sole voting and investment power over all shares or rights to the shares reported. In addition, the table assumes that the selling shareholders do not sell shares of common stock not being offered through this prospectus and do not purchase additional shares of common stock. The column reporting the percentage owned upon completion assumes that all shares offered are sold, and is calculated based on 43,280,000 shares outstanding upon the exercise of all warrants.

Name of                 Shares         Total of       Total         Percent
Selling Shareholder     Owned Prior    Shares         Shares        Owned
                        To This        Offered        After         After
                        Offering       For Sale       Offering      Offering
--------------------------------------------------------------------------------

Barron Partners, LP      0            24,000,000    24,000,000 (7)   55.45% (8)
Josephberg Grosz &
Co., Inc.                0            1,800,000      1,800,000 (9)    4.16% (9)

To our knowledge, none of the selling shareholders:

     1. Has had a material relationship with Renegade Venture Corporation or Hamilton Aerospace Technologies, Inc. other than as a shareholder as noted above at any time within the past three years; or

     2. Has ever been an officer or director of Renegade Venture Corporation or Hamilton Aerospace Technologies, Inc..


                              PLAN OF DISTRIBUTION

The selling shareholders have not informed us of how they plan to sell their shares. However, they may sell some or all of their common stock in one or more transactions, including block transactions:

1. on such public markets or exchanges as the common stock may from time to time be trading;

2. in privately negotiated transactions;

3. through the writing of options on the common stock;

4. in short sales; or

5. in any combination of these methods of distribution.

The sales price to the public may be:

1. the market price prevailing at the time of sale;

2. a price related to such prevailing market price; or

3. such other price as the selling shareholders determine from time to time. The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

--------------------------------------------------------------------------------

     (7) Based upon selling shareholders exercising warrants to purchase 14,400,000 shares of common stock in addition to the 9,600,000 shares of common stock received by the selling shareholders pursuant to a private placement under Rule 506 of Regulation D

     (8) Based upon selling shareholders receipt of an additional 14,400,000 shares of common stock upon exercise of all warrants (See Section entitled "Offering" for a detailed explanation of shares issued and shares to be issued upon exercise of warrants).

     (9) Based upon selling shareholders receipt of 1,800,000 shares of common stock upon the exercise of all warrants and contingent warrants pursuant to the Josephberg Agreement.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders also may have distributed, or may distribute, shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock, however, will be borne by the selling shareholders or other party selling the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock. In particular, during times that the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

     1. not engage in any stabilization activities in connection with our common stock;

     2. furnish each broker or dealer through which common stock may be offered, such copies of this prospectus amended from time to time, as may be required by such broker or dealer; and

     3. not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

                                LEGAL PROCEEDINGS

On June 29, 2004, the Company initiated a lawsuit against Corwin Foster and Jane Doe Foster, husband and wife, and Seajay Holdings, LLC a Michigan Limited Liability Company (the "Defendants") in the United States District Court for the District of Arizona requesting entry of a judgment for the return of 1,500,000 shares of common stock. Renegade and HAT have asserted claims that Corwin Foster (who is the sole shareholder and president of Seajay Holdings) and Seajay Holdings acquired 1,500,000 shares of common stock of Renegade as part of a Stock Exchange Agreement without remitting any consideration for the receipt of such common stock. The Company is pursuing the return of these shares because the Defendants failure to remit the agreed upon consideration for the receipt of the shares.

                    DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS,
                               AND CONTROL PERSONS

The Directors and Officers of Renegade Venture, all of those whose one year terms will expire May 2005, or at such a time as their successors shall be elected and qualified are as follows:

                                                            Date           Term
Name & Address        Age     Position                  First Elected    Expires
--------------------------------------------------------------------------------
Ian Herman            57      Chairman/CEO/Director         5/02           5/05

John Sawyer           38      Director & President          5/02           5/05

Gordon Hamilton       50      Director                      5/02           5/05

Alfredo Mason         43      Director                      5/04           5/05

Lawrence Mulcahy      55      Director                      5/04           5/05

Each of the foregoing persons may be deemed a "promoter" of the company, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

No Executive Officer or Director of the Corporation has been the subject of any Order, Judgment, or Decree of any Court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring suspending or otherwise limiting him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No Executive Officer or Director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No Executive Officer or Director of the corporation is the subject of any pending legal proceedings.

Resumes

Ian Herman: Chairman of the Board and Chief Executive Officer. Ian is one of the UK's most respected business executives having headed the Department of Trade and Industry London and Southeast Development Board as Chairman for the British government handling major inward investments into the U.K.. During that time he evaluated and administered projects in diverse industries totaling more than $200 million. He served as Chairman and Chief Executive of the British World Airlines, where he took the group from losses of over $3 million to profits of over $3 million in 12 months and later raised $22 million in cash and converted nearly $25 million of debt to equity. For his contribution to his country's economic development, he was honored the coveted "Freedom of the City of London" award.

John B. Sawyer: President, Chief Operating Officer and Director. From 1998 through May 6, 2002, John Sawyer was Chief Operating Officer of Hamilton Aviation, Inc. From 1996 until 1997, Mr. Sawyer was president of Matrix Aeronautica S.A. de C.V., a Mexican repair station located in Tijuana, Baja California. John received an A.A. in Aerospace Engineering from the University of Texas (Austin). In 1986 John joined Pan American World Airways based in Berlin, Germany. Subsequent to that he worked as a Production Foreman at Raytheon, a Quality Control Supervisor at TIMCO, a Heavy Maintenance Representative for World Airways, and Director of Quality Control at Federal Express Feeder.

Gordon D. Hamilton: Director. Gordon is the son of Hamilton Aviation founder, Gordon B. Hamilton, and literally grew up in the aviation business. Mr. Hamilton joined Hamilton Aviation full time as Vice President, Marketing after graduating with honors from the University of Chicago in 1978 with a BA in Tutorial Studies. Gordon became President and Chief Executive Officer of Hamilton Aviation in 1993; a position that he held until joining Hamilton Aerospace in 2003.

Alfredo Alejandro Mason: Director. From 1983 - 1986 Mr. Mason was the Director of Administration and Engineering for Pan Aviation Airlines. From 1986 - 1988 Mr. Mason was the Senior Account Executive for the Aviation and Aerospace Division of Marsh & McLennan. From 1988 - 1990 Mr. Mason was the Director of Aviation and Aerospace for Sedgwick James. From 1990 - Present Mr. Mason was the founder of and currently serves as the President and CEO of Southeast Marine and Aviation Insurance. Mr. Mason attended Embry-Riddle Aeronautical University where he majored in Aeronautical/Aerospace Engineering and also attended the University of Miami where he studied International Finance and Insurance.

Lawrence Mulcahy: Director. Since 1988, Mr. Mulcahy has served as the President of L.L. Industries, d/b/a Davis Kitchens. Davis Kitchens is a wholesale distributor of cabinetry for commercial and residential use. Since 1994, Mr. Mulcahy has served as the President of Becker Specialties and Manufacturing in Tucson, AZ, a manufacturer of plastic laminate countertop blanks. Mr. Mulcahy has also been a partner in Davis Kitchens since 1994. Mr. Mulcahy received his B.S. in Economics from the University of Arizona and was a member of the United States Air Force prior to attending college.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

The following table sets forth information on the ownership of the company's voting securities by Officers, Directors and major shareholders as well as those who own beneficially more than five percent of the company's issued and outstanding common stock through the most current date - August 2, 2004:

Title of Class         Name                   Amount               Percent Owned
--------------------------------------------------------------------------------

Common            Seajay Holdings           1,500,000                  5.54%(10)

Common            Perugia Design            2,000,000                  7.39%

Common            Ian Herman                2,700,000                  9.97%

Common            John Sawyer               2,900,000                  10.7%

Common            Barron Partners, LP       9,600,000                  35.45%


                            DESCRIPTION OF SECURITIES

The company's Certificate of Incorporation authorizes the issuance of 50,000,000 Shares of Common Stock, .001 par value per share and 5,000,000 shares of preferred stock. There is no preferred stock outstanding. The board of directors retains the right to issue shares of preferred stock and determine the rights associated with the preferred stock including, but not limited to rate of dividends; voting rights; priority; right in liquidation; and any other privileges. Holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of Common Stock have cumulative voting rights. Holders of shares of Common Stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefore. In the event of a liquidation, dissolution, or winding up of the Company, the holders of shares of Common Stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Barron Partners, LP is the only holder of Common Stock that has preemptive or other subscription rights with respect to such shares.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

        DISCLOSURE OF COMMISSION POSITION FOR SECURITIES ACT LIABILITIES

Renegade's By-Laws allow for the indemnification of company Officers and Directors in regard to their carrying out the duties of their offices. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or other controlling persons in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                       ORGANIZATION WITHIN LAST FIVE YEARS

Renegade was incorporated in Nevada on September 5, 1997 as a holding company. In April 2002, Renegade issued 3,000,000 shares of common stock to LogiCapital in a stock for stock exchange of Johnstone SoftMachine ("JSM") a Colorado Corporation that never existed past the development stage. JSM held a data license, but Renegade never exploited such data license and no revenue was generated therefrom as Renegade chose to focus its efforts entirely in the aircraft maintenance, repair and overhaul industry. On May 2, 2002, Renegade acquired newly formed Hamilton Aerospace Technologies, Inc., a Delaware corporation ("HAT") in a stock-for-stock exchange.

--------------------------------------------------------------------------------

(10) The Company has voided the shares of common stock held by Seajay Holdings. The Company has initiated a lawsuit against Seajay Holdings for the return of 1,500,000 shares held by Seajay Holdings for failure to Seajay to remit the agreed upon consideration for issuance of the shares.

                             DESCRIPTION OF BUSINESS

Renegade Venture (NEV.) Corporation ("Renegade") is a public company that trades in the U.S. over-the-counter market. Our common stock is quoted on the OTC Bulletin Board under symbol RDVN. We are a holding company, and all our operations are currently and were as of December 31, 2003, conducted by our operating subsidiary, Hamilton Aerospace Technologies, Inc. ("HAT"), which was organized on April 5, 2002. Unless otherwise specified, the operations discussed below pertain to operations of HAT since its inception on April 15, 2002. On May 2, 2002, Renegade acquired newly formed Hamilton Aerospace Technologies, Inc., a Delaware corporation ("HAT") in a stock-for-stock exchange. HAT was formed on April 15, 2002, to create a premier provider of aircraft maintenance, repair, overhaul ("MRO") services to owners and operators of Transport Category commercial jet aircraft. Its customers are all aircraft operators, including passenger and cargo air carriers, and aircraft leasing companies.

HAT is an aircraft repair station licensed by the Federal Aviation Administration (FAA) and by the Joint Aviation Authority of the European Economic Community (JAA). Its MRO services include maintenance, repair, overhaul and modification of narrow-body Transport Category aircraft; repair and overhaul of aircraft components and aircraft interiors. Our major modification services include the conversion of passenger aircraft to freighter configuration and technical support for third party modification programs.

While the airlines and large leasing operators get the lion's share of attention, MRO facilities such as HAT are "apex" companies in the aviation industry that occupy a truly pivotal role for the following reasons:

     First, no modification or repair can be made to any aircraft, nor can any parts be installed, inspected or certified, except by FAA or similarly certified repair facilities.

     Second, aircraft require regular inspection and maintenance in accordance with FAA or similar regulations and must regularly visit repair stations.

     Third, operators frequently rely on repair stations to obtain parts for them, and many operators rely on repair stations entirely to manage their parts usage.

     Fourth, when operator customers have planes to be torn down and parted out, or parts inventories to be disposed of, repair stations are often called upon to do the work and find buyers for the parts.

     Fifth, because of their closeness to their operator customers, repair stations often are the first to learn of bargains on parts inventories and aircraft.

     Sixth, repair stations can avoid many of the effects of aviation downturns because air fleets still must undergo scheduled maintenance irrespective of industry conditions. Even in a severe downturn when large numbers of aircraft are parked, aircraft storage can still be an excellent profit center for repair stations.

     Seventh, HAT's extensive working relationships with aircraft leasing companies, airlines, subcontractors and vendors provides an ideal basis for identifying and evaluating further asset and company acquisitions.

OPERATIONS
----------

HAT holds FAA Air Agency Certificate #HOCR426X ("FAA Certificate") as an authorized and approved FAA repair station, which permits HAT to service narrow body large commercial jet aircraft. This certificate allows HAT the following ratings: Instrument, Accessory, Limited Airframe, and Limited Engine for the following aircraft (with certain limitations for each rating and aircraft):

RATING            MANUFACTURER           MAKE/MODEL
------            ------------           ----------
Airframe          Boeing                 B-727-100-200 - All Series
                  Boeing                 B-737-100/200/300/400/500 - All Series
                  Douglas                DC-8 - All Series
                  Douglas                DC-9 - All Series
Power Plant       Pratt & Whitney        JT-3D
                  Pratt & Whitney        JT-8D
                  General Electric       CFM-56

NON-DESTRUCTIVE INSPECTION, TESTING AND PROCESSING

HAT is inspected regularly by the FAA for conformity to federal regulations and consistently passes those inspections with no significant discrepancies. Weekly visits by the primary maintenance inspector (PMI) from the FAA provide continuous monitoring of all HAT activities. HAT maintains an excellent working relationship with the FAA staff and all work is carried out according to the standards and requirements of the FARs.

HAT also holds an equivalent certificate in the European Economic Community, JAA Agency No. JAA.5903. Without the JAA certificate, HAT would not be allowed to work on aircraft that operate in European Economic Community ("EEC") airspace. Both certificates are in good standing. Licensure and regulation of aviation companies is almost exclusively federal in nature.

Quality Assurance (which includes Quality Control and Inspection) and Production functions are separate and distinct at HAT, as required by the FAA, and the management of each is autonomous from the other, as federal law requires. Upon completion, all work will have been fully documented as to the materials used, parts and labor applied, and conformity to the approved data and FARs.

MRO Services

HAT is a full service aviation maintenance and modification repair facility that primarily performs heavy maintenance and component overhaul of large narrow body jets, such as the Boeing 727, 737, DC9 and MD80 series aircraft, and regional jets, such as the Canadair CRJ 100s, 200s, 700s, 900s, and Embraer ERJ 145s. HAT has extensive engine hush-kit experience including Federal Express and Raisbeck kits for Boeing 727 aircraft, ABX kits for DC9 aircraft, as well as Nordam and Av Aero kits for Boeing 737 aircraft. Below is a brief description of HAT's core services:

   ----- -----------------------------------------------------------------------
     o    Routine minor and major maintenance (phase checks A, B, C and D)
   ----- -----------------------------------------------------------------------
     o    Corrosion control and prevention programs
   ----- -----------------------------------------------------------------------
     o    Structural inspections
   ----- -----------------------------------------------------------------------
     o    Avionic upgrades
   ----- -----------------------------------------------------------------------
     o    Interior reconfiguration and refurbishment
   ----- -----------------------------------------------------------------------
     o    Strip and paint services to operators' livery requirements
   ----- -----------------------------------------------------------------------
     o    Comprehensive systems and structural modifications
   ----- -----------------------------------------------------------------------
     o    Flight test support
   ----- -----------------------------------------------------------------------
     o    Component overhaul
   ----- -----------------------------------------------------------------------

HAT provides services for each aircraft under a Maintenance and Service Agreement (MSA) with each operator. These contracts are generally fixed-price labor-only, with a cap on hours expended on unforeseen repairs. Parts are either provided by the operator or can be procured by HAT and resold to the operator. Delivery of the aircraft to and from HAT's facility are at the operator's cost and risk, and HAT requires each operator to execute a Final Acceptance and Release which acknowledges that the services have been performed properly, that the commercial aircraft is airworthy, and which, apart from contractual warrantees, releases HAT from any financial or legal responsibility with respect to the aircraft and services. With certain long-term customers such as Jetran International, Pegasus, Falcon Air and Custom Air, HAT has entered into a General Terms Agreement, which is an umbrella agreement that covers the general framework for all services HAT expects to render to the customer.

HAT is qualified to perform all levels of maintenance service from pre-flight checks up through complete major overhauls ("D" checks). Because of its low overhead structure and the experience of its employees, HAT is widely recognized throughout the industry as a leading provider of cost-effective, quality maintenance services for Boeing 727 and 737 and DC9/MD80 aircraft. HAT is now building its reputation in the newly entered regional jet maintenance market and intends to add Boeing 757 aircraft to it certification.

In addition to scheduled maintenance services, HAT also offers quality refinishing, painting and return-to-service maintenance. HAT also offers numerous related services, such as worldwide commercial aircraft pre-purchase inspection and appraisal services, post-purchase configuration, maintenance and operational program development, post-contract and post-lease condition assessment, commercial aircraft accident assessment and recovery, flight line maintenance, termination of lease recovery, and aircraft storage and storage maintenance.

Component Overhaul:

In order to better support its aircraft maintenance operations, HAT has been developing its component overhaul capabilities. HAT performs maintenance, repair and overhaul of airframe components, including fairing panels, nacelle systems and exhaust systems, and refurbishes aircraft interior component Not only do these activities enjoy high profit margins, but existing and potential customers also tend to view extensive component back shop capabilities positively.

Modification Services:

The pace of technological advancement in the commercial aircraft industry, including new developments in aerodynamics, metallurgy, composite materials, electronics and computer-based devices, constantly offer new opportunities to improve aircraft performance and communications. Due to the very high cost of new aircraft, these advances have increased the advantages of retrofitting existing dependable, supportable and economical-proven commercial aircraft with state-of-the-art technology by improving utility, performance and value.

HAT modification services include passenger to cargo conversions, engine noise suppression, power plant retrofits, and avionics upgrades to the latest in navigation, communication, and digital technology. Also, airline passengers quickly form their opinion of aircraft from the attractiveness and comfort of the interior. HAT provides interior replacement and refurbishment services as well variety of custom seating arrangements to meet operators' requirements, including all types of commercial configurations as well as special purpose interiors for sports teams, humanitarian missions or VIP aircraft.

HAT plans to opportunistically grow its modification services. However, HAT intends at this time to concentrate its business-building efforts in its primary maintenance services.

Regulatory Oversight:

Aircraft maintenance and modification is a highly regulated industry, and a good working relationship with the FAA is essential to the successful operation of an FAA-approved Repair Station such as HAT. The policy of HAT management is to work closely and proactively with the FAA, which has resulted in the very positive relationship needed to insure that when significant issues do occasionally arise between HAT and the FAA they are addressed in a reasonable and constructive nature.

Market:

Narrow body commercial airliners (Boeing 727s, 737s, DC9s, MD80s) and regional commercial jets (Canadair CRJ 100s, 200s, 700s, 900s, Embraer ERJ 145s) are HAT's primary market for selling aircraft maintenance, repair, and component overhaul services. Major commercial airlines, lower-tier airlines, package carriers, regional airlines and charter operators operate these aircraft. Although the severe industry-wide impact of the September 11th event still is being felt today, we estimate that the North American market for MRO services is approximately $5 billion annually. HAT's target market of specific narrow body commercial jet and regional aircraft constitutes an estimated 25% of the worldwide commercial aircraft maintenance market. Due to the relatively small portion of its revenues that come from activities other than its core MRO services, HAT has not examined the markets for those other activities.

Customers and Revenue Streams:

When it was first launched, HAT concentrated its marketing efforts on so-called "Tier 2" operators of older, narrow-body commercial jets, particularly Boeing 727 aircraft. HAT has expanded those efforts and now pursues both Tier 1 and Tier 2 narrow-body and regional jet operators.

HAT's current customers include Jetran International, a fast-growing and aggressive aircraft trading and leasing company, Pegasus Aviation, a large aircraft leasing company and long-time Hamilton Aviation customer, FINOVA, another large aircraft leasing company and long-time Hamilton Aviation customer, Ryan International, Falcon Air Express, Aviation Partners Boeing a Boeing Company joint venture, Rohr-Goodrich Aerostructures, Daimler Chrysler, Aeropostal, Mesa Airlines, Custom Air Transport, and Global Peace Initiative, as well as a number of smaller customers. HAT is working to increase and diversity its customer base and expects to sign more large maintenance contracts.

Ancillary Activities and Services:

In addition to its core maintenance, repair, component overhaul and modification services, HAT opportunistically generates additional income from the following revenue sources encountered in the course of the company's day-to-day business activities:

     o Distress purchases: Hamilton is able to buy planes and parts at pennies on the dollar, re-certify parts, engines and airframes and resell them at significant profit.

     o Parts Sales: Hamilton makes a profit on all parts it installs in customer aircraft.

     o Commission Sales: Hamilton buys parts on request for customers that don't maintain parts inventory and charges a commission for that service.

     o Aircraft storage: Hamilton offers environmentally favorable aircraft storage to aircraft operators and has some 60 aircraft parked on its ramp for which the customers are paying both tarmac space rental and storage maintenance labor and components. Because it costs tens of thousands of dollars to fly them to another comparable facility, most of these aircraft will be returned to service at a cost of hundreds of thousands of dollars each in new work for Hamilton.

     o Inspection and Certification: Hamilton charges a service to inspect and to re-certify parts, engines and airframes for customers.

     o Aircraft Sales and Leasing Commissions: Hamilton takes full advantage of its position as a maintenance provider to earn commissions on aircraft sales or leases.

     o Aircraft Ferry and Flight Crew Services: Hamilton offers aircraft ferry service and flight crew operations, to shuttle aircraft for maintenance or repositioning. Contract crews are used in order not to create additional overhead.

     o Labor Contracting: Hamilton provides teams of technicians to understaffed competitors on a contract basis, or as field teams to rescue distressed aircraft in remote locales.

These other services are synergistic in that each can generate additional services and opportunities. For example, HAT typically gets the maintenance and overhaul work on aircraft stored on its tarmac, due to the tens of thousands of dollars often required to relocate such aircraft. HAT also frequently gets the first offer to buy or broker aircraft due to knowledge of the industry and its ability insect, appraise, and return the aircraft to service on a turn-key basis in accordance with the new operator's specifications. These abilities exist because, as described above, aircraft repair stations such as HAT are apex companies at the center of the aviation industry.

Emphasis on Quality:

Our MRO facility is licensed by the FAA and JAA. We emphasize quality and on-time delivery to our customers. We are focused on meeting and exceeding FAA and JAA requirements. As industry, regulatory and public awareness have focused on safety, our ability to meet and exceed these requirements on a consistent basis has become important to customers.

Description of Property and Facilities:

Hamilton Aerospace is located in Tucson, Arizona at Tucson International Airport. This favorable location provides 360 days of sunshine per year together with extremely low humidity year round. The facility is situated on the northwest ramp on 22 acres of concrete within the airport proper.

The HAT facility is fully paved with concrete sufficient to handle the largest aircraft on any part of its 22 acres. Two hangars provide the space for any modification and maintenance work that must be performed indoors. The larger hanger has 180' clear span and is 185' deep (30,400 sq. ft.) enabling it to wholly enclose a DC9 and a 727 at the same time. Immediately adjacent on the south side of this hangar are 3,300 square feet of office space which house the electrical shop, avionics, quality control and the library. The hangar has been modified to use as a paint booth as needed.

The smaller hangar is 100' clear span by 100' deep (10,000 sq. ft.) with 2,000 square feet of office space on the north side and another 4,000 square feet of enclosed space on the south. Offices for production planning and control are in this area, as engineering, the welding shop, receiving, materials and purchasing departments. The two hangars face each other at a distance of approximately 220 feet. Numerous mobile offices have been added to provide additional space for administrative and customer representative offices.

To the southeast of the large hangar is a 12,000 foot covered building used to store aircraft components and maintenance equipment. A 9,000 square foot warehouse on the west side of the facility houses the interior department as well as additional storage for materials and records. Both main hangars are equipped with lighting, water, compressed air, and 115/220/440 volt AC electricity. All office spaces are heated and cooled.

Asset Purchases:

HAT agreed to purchase certain assets and leasehold interests from Hamilton Aviation, Inc., a company in Chapter 11 reorganization that formerly occupied the facilities now occupied by HAT. The purchase includes all the ramp equipment, special tooling, FAA-approved data, office furnishings and equipment, including phone and computer systems necessary to perform the functions required to operate the FAA-approved aircraft repair station. These assets are located in the HAT facility and are being used daily in HAT's operations. More specifically, the equipment and tooling includes:

     o Ground equipment consisting of stands, compressors, jacks, tugs, power and hydraulic equipment, etc.

     o Special tools appropriate to the specific type of aircraft applied for on the FAA Air Agency application, including engine slings, jack pads, hand tools, special fittings, etc.

     o Computer hardware and software relevant to the inventory purchased and repair logistics management

     o Machinery including drill presses, lathes, shears, brakes, presses and other machine shop equipment.

     o General tools used in repair, maintenance and modification of commercial aircraft.

The purchase agreement also includes certain intellectual property assets from Hamilton Aviation as well as the estate of Gordon B. Hamilton (deceased), including all uses of the name "Hamilton," "Hamilton Aviation," "Gordon B. Hamilton," "Gordon D. Hamilton," "Hamilton Brothers," and "Hamilton Aeronautics".

Employees and Employment

On December 31, 2003, a total of approximately 150 employees were employed by HAT. The staff is all highly trained and qualified. The maximum employment capacity of the facilities currently occupied by HAT is approximately 500 employees, working two or more staggered shifts. However, as stated above, the focus of management at this time is to optimize profitability by limiting the number of contracts signed and by maximizing the productivity of each employee. Both Renegade and HAT are non-union and believe that their relationships with employees are good. HAT's management is also experienced in the hiring, training, and retention of people necessary to operate its repair, maintenance and modification facilities.

Based upon the available talent pool, both Renegade and HAT believe that their needs for labor will be addressed adequately in the future. This includes the key technical positions that require licensure by the FAA. At this time, HAT does not expect that identifying, attracting, and retaining qualified personnel in any of the key areas will be difficult. In addition, Pima Community College, located in Tucson, has been training aviation mechanics since 1991. Pima recently completed a new training facility adjacent to HAT. The company works closely with Pima to hire their students as apprentices.

Significant Employees:

The following persons are considered significant employees of our HAT subsidiary:

Alan R. Abate, Vice President and Senior Corporate Officer. Mr. Abate started his aviation career in 1976 at Hamilton Aviation. During his early years, he earned his FAA Airframe and Powerplant certificates and honed his skills in transport category aircraft repair, maintenance and modification. In 1986, Mr. Abate joined the management team at Hamilton Aviation. Working days and going to school at night, he earned an Advanced Certificate and AAS degree, with honors, in Business Administration from Pima College in Tucson, Arizona. In 1993, Alan assumed responsibility for corporate administration and contract management at Hamilton Aviation. Since joining Hamilton Aerospace shortly after its inception in April 2002, Mr. Abate has been responsible for contract management and corporate administration including human resources and information systems for Hamilton Aerospace.

Patricia Graham, Vice President of Finance. Since 1995, Patricia Graham has been associated with the aviation industry serving as Divisional Controller for IAC Complete Controls, Inc., as Regional Controller for American Aircarriers Support, Inc., and as Controller and Corporate Officer for Evergreen Air Center, Inc. prior to joining Hamilton Aerospace. Ms. Graham graduated Summa Cum Laude from the University of Arizona with a B.S. in Business Administration. Ms. Graham has over 15 years history in accounting, fiscal planning and budgetary operations, as well as 5 years public accounting experience.

David T. Querio - Vice President of Operations, Hamilton Aerospace
Mr. Querio joined the company in May 2004 and brings with him over 21 years of aviation industry maintenance and maintenance management experience. Prior to joining Hamilton Aerospace, Mr. Querio was Vice President of Operations for a large FAR145 Repair Station supervising in excess of 450 personnel. Prior to this, Mr. Querio served as Vice President, General Manager of the AMS Goodyear, AZ facility; Vice President, Engineering and Maintenance for Mesa Airlines; Vice President, Maintenance for Mahalo Airlines and Vice President; Customer Support, Planning and Sales for West Virginia Air Center. Mr. Querio also worked for American Airlines for nine years in numerous mechanical and management positions.


                       MANAGEMENT DISCUSSION AND ANALYSIS

We are a holding company, and all our operations are currently and were as of December 31, 2003, conducted by our operating subsidiary, HAT, which was organized on April 5, 2002. Unless otherwise specified, the operations discussed below pertain to operations of HAT since its inception on April 15, 2002.

The following discussion and analysis should be read in conjunction with the information set forth under "Management's Discussion and Analysis of Financial Condition and Results of Operations in our annual report on form 10-KSB for 2003. Renegade Venture (Nev.) Corporation ("Renegade") is a public company that trades in the U.S. over-the-counter market. Our common stock is quoted on the OTC Bulletin board under the symbol RDVN. On May 2, 2002, Renegade acquired newly formed aviation company Hamilton Aerospace Technologies, Inc., a Delaware corporation ("HAT") in a stock-for-stock exchange. HAT was formed on April 5, 2002, to create a premier provider of large aircraft Maintenance, Repair, Overhaul and Modification (MROM") services to owners and operations of certain Transport Category commercial jet aircraft. Its customers are all aircraft operators, including passenger and cargo air carriers, and aircraft leasing companies. Renegade's plan of operation for the immediate future is to seek and to acquire, if possible, aviation industry related businesses to complement its HAT subsidiary. Additionally, the Company will seek to expand HAT. Renegade will not limits its search for business combination candidates to any particular geographical area. Management of Renegade will seek combination candidates in the United States and other countries, as available time and resources permit, through existing associations and by word of mouth. This plan of operation has been adopted in order to attempt to create value for Renegade's shareholders.

HAT is an aircraft repair station licensed by the Federal Aviation Administration (FAA) and by the Joint Aviation Authority of the European Economic Community (JAA), and is known as an "Air Agency" in FAA parlance. Its MROM services include maintenance, repair, overhaul and modification services for narrow-body Transport Category aircraft, repair and overhaul services on a wide range of aircraft components and aircraft interiors, and servicing of Pratt & Whitney JT8D and General Electric CFM56 engines. HAT's major modification services comprise the conversion of passenger aircraft to freighter configuration. In order to control overhead expense, some services are outsourced, such as engine overhaul.

Key operational strategies of HAT are governed by the complexity of aircraft maintenance operations. It is essential that HAT employ highly experienced and highly competent people in key management positions. This is necessary both to attract and keep business and to maintain HAT's good standing with the FAA. Accordingly, HAT has found it most cost effective to attract and keep key personnel by offering attractive salaries, while aggressively replacing those key employees who, after given a reasonable opportunity to do so, fail to successfully meet their job requirements. While this may seem harsh, the critical public safety issues associated with commercial aircraft maintenance require that HAT quickly identify and address any shortcomings in the oversight of its activities.

Similarly, in an industry where aircraft down time represents tens of thousands of dollars a day in lost revenue, and a mis-drilled hole or a bolt left in an engine inlet can cost tens of thousands of dollars to address, HAT has found it most cost effective to pay its production personnel wages at the higher end of national standards while demanding in return a high level of professionalism from its employees. To insure that a good level of communication is maintained with all employees, HAT provides regular written evaluations to all employees.

The principal focus of the operations group at HAT is the implementation of strategies to enhance worker productivity, which include assigning dedicated crews and dedicated project managers to each maintenance and modification job, ongoing training for supervisors, project managers and quality control personnel, and improving material flow to each job site.

Management has rejected a policy of growth for growth's sake in favor of focusing on profitability and building a good reputation for HAT's operations group by limiting work contracts to those perceived to have a high probability of success. This strategy is also beneficial to the company's marketing efforts in that a good track record of maintenance and modification contracts, delivered successfully on-time and on-budget, is by far the most potent tool for securing new work contracts. In managing its operations, the Company is committed to continuously evaluating the adequacy of its management structure and its existing systems and procedures; including its quality control, financial, and internal controls systems. HAT is focused on maintaining a small, but tightly knit and multi-tasking, highly experienced management team.

Aircraft maintenance and modification is a highly regulated industry, and a good working relationship with the FAA is essential to the successful operation of an FAA-approved Repair Station such as HAT. The policy of HAT management is to work closely and proactively with the FAA, which has resulted in the very positive relationship needed to insure that when significant issues do occasionally arise between HAT and the FAA they are addressed in a reasonable and constructive nature.

HAT competes principally on the high quality of its services and its price competitiveness due to its location in the Southwest. Location related benefits include low labor rates; a dry, mild climate enabling HAT to do many MROM projects outdoors; and the low cost of its Tucson facility.

The large aircraft repair business is highly competitive. Revenues are sensitive to adverse changes in the air carrier business, with factors such as airline profit levels, changes in fuel costs, average fare levels, and passenger demand. The heavily regulated airline industry, however, requires scheduled maintenance and repair services irrespective of industry economics, thus providing a reasonably steady market for HAT's services.

RECENT DEVELOPMENTS AFFECTING OUR OPERATIONS

The September 11th terrorist attacks carried out against the United States of America in 2001 have had a severe impact on the aviation industry. As a result of these attacks and the related aftermath, many commercial passenger airlines and air cargo carriers reported significant reductions in their operations, taking more than 20% of their aircraft out of service, either parking them or returning them to leasing companies. This reduction in operations caused the airline industry in general to incur significant losses in 2001, 2002, and 2003 and decreased revenues for MROM facilities that depend significantly on airline customers, which HAT does not. While airlines have seen increases and remain hopeful that passenger levels will soon return to pre-September 11th levels, the effect of the terrorist acts, the continued alerts by the U.S. Department of Homeland Security and fears of new terrorist attacks, the U.S.-led invasion of Iraq, high fuel costs and the general state of the economy could quite possibly produce negative impact on the aviation industry.

RESULTS OF OPERATIONS

HAT operating revenues consist primarily of service revenues and sales of materials consumed while providing services, net of allowances for returns. Cost of sales consists primarily of labor, materials and freight charges. Our operating results have fluctuated in the past and may fluctuate significantly in the future. Many factors affect our operating results, including timing of repair orders and payments from large customers, competition from other third-party MROM service providers, the state of the aviation industry and the number of customers seeking services, the impact of fixed pricing on gross margins and our ability to accurately project our costs, our ability to obtain financing and other factors.

Significant portions of our operating expenses, such as insurance, rent, debt payments, certain salaries and such, are relatively fixed. Since we typically do not obtain long-term commitments from our customers, we must anticipate the future volume of orders based upon the historic patterns of our customers and upon discussions with our customers as to their future requirements. Cancellations, reductions or delays in orders by a customer or group of customers could have a material adverse effect on our business, financial condition and results of operations.

Results for HAT in the first quarter, ended March 31, 2004, reflect management's change in focus from growing revenue for the sake of revenue to booking jobs, (fixed-bid in most cases), with the highest potential for increased profitability. As a result of being selective in the work booked, considerable increase in efficiencies was experienced due to a smaller, highly skilled, stable work force. Operating revenue for the three months ended March 31, 2003 was $3,448,225. While operating revenue, for the three months ended March 31,2004, was slightly lower at $3,355,532, gross profit for the first quarter of 2003 was $629,557 while gross profit for the first quarter of 2004 was $1,056,192. This significant change can be attributed, in part, to labor related costs decreasing $195,943 or, as a percent of revenue in each period, 5%. Several of the jobs worked during the first quarter of 2004, were labor intensive and several were completed with customer furnished parts consequently, cost of material sold was $300,000 higher in 2003 than in 2004 due to the character of the jobs worked. Jobs in the first quarter of 2004 had a high incidence customer furnished materials and several of the jobs were highly labor intensive. Management is cautiously optimistic that our adeptness at garnering jobs with the likelihood of similar high gross profit potential and our continued vigilance at holding down costs will be sustainable for the remainder of 2004.

HAT's option of being selective in the work booked is due to their growing reputation for providing quality, on-budget, on-time deliveries to their customers. HAT is experiencing success in securing new customers and securing more business from existing customers as well.

During the first quarter of 2004, Renegade booked Revenue of $230,576, which was derived from a one-year, renewable agreement, which began in late August of 2003, with Mesa Airlines, Inc. to furnish manpower to perform routine and non-routine maintenance services. The gross profit resulting from this revenue was $85,745. On a consolidated basis, we experienced a $528,230 profit on gross revenues of $2,444,172.

Gross profit levels during any particular period are dependent upon the number and type of aircraft serviced, the contract terms under which services are performed and the efficiencies that can be obtained in the performance of such services. Significant changes in any one of these factors could have a material impact on the amount and percentage of gross profits. Additionally, gross profit could be impacted in the future by considerations as to the value of our inventory.

Operating expenses for the holding company, Renegade were $100,702 in the first quarter of 2004 and $144,932 in the first quarter of 2003. The 2004 amount reflects administrative costs of running the Mesa program of $31,026, the cost of running the holding company itself, $25,805 in legal expense and $4,864 in travel expense mainly connected with efforts to improve capitalization. During the first quarter of 2004, Renegade had $33,571 in interest and penalties expenses charged by the Internal Revenue Service due to delinquent payroll taxes. The taxes themselves are a legitimate operating expense of HAT, but management deems the interest and penalties to be the result of inadequate Company capital and, as such, a holding company expense.

HAT operating expenses were $500,210 for the first quarter of 2004 and as a percentage of revenues were 15%. The same period in 2003 showed operating expenses of $556,553, which was 16% as a percentage of revenues. Income from operations was $555,983 for the first quarter, ended March 31, 2004, a significant change from the $73,004 reported for the first quarter of 2003.

Interest expense for HAT, during the first quarter of 2004, was $60,957 absent the interest related to factoring the invoices of one of our customers. The interest expense related to that factoring is passed on to our customer and is offset by interest income. Renegade interest expense was $7,264.

As of March 31, 2004, we had $20,043 in cash on hand and approximately $1,493,000 in collectible receivables after eliminating receivables that are part of factoring arrangements. In the past, we have relied upon borrowings under the secured bridge facility, financing of our receivables and cash provided by operations, to meet our working capital requirements. We cannot assure you that financing alternatives will be available to us in the future to support our working capital requirements.


MARKETING STRATEGIES

HAT has identified maintenance and modification of the Boeing 727 and 737 and the DC-9/MD80 jet aircraft (and eventually, Boeing 757 aircraft) as its major target markets through at least 2005. Although aircraft maintenance is a multi-billion dollar annual industry, in many ways it is a very tightly knit community in which many key players are well known to one another. As a result, there exists a surprisingly efficient flow of information throughout the industry that makes a company's reputation by far its most important marketing asset.

The market for HAT's aircraft maintenance and modification services, although global in scope, is made up of a relatively small number of aircraft owners and operators. As such, HAT does not rely on media advertising, but rather focuses its marketing efforts on building personal relationships with the aircraft owners, operators, operations managers, consultants, customer representatives and key industry vendors that make up this surprisingly tight knit international aviation community.

While HAT does provide press releases to industry trade journals, the majority of its advertising budget is spent on "wining and dining" or otherwise entertaining customers and customer representatives on a face-to-face basis. Some of these meetings are made at industry trade conferences or at the customer's offices. More frequently, these meetings take place in Tucson when the customer or his representative visits to inspect HAT's facility or aircraft stored at the facility. Since the most potent marketing tool available to any repair station is a good reputation for delivering aircraft back to its customers on time and on budget, much of HAT's "marketing" really consists of maintaining good communication, performing well and otherwise making sure that each maintenance visit is an enjoyable experience for the customer and his on-site representatives or consultants. The marketing strategies described here have kept, and are keeping, HAT fully booked or over booked for the foreseeable future. Accordingly, HAT has no plans to change its marketing approach at this time.

HAT regularly provides press releases on major jobs and provides interviews for trade journals as a method for maintaining visibility in the industry. HAT also maintains a web site that describes its facilities, personnel and capabilities at www.hamaerotech.com.

BUSINESS PHILOSOPHY

Management has rejected a policy of growth for growth's sake in favor of focusing on profitability and building a good reputation for Hamilton Aerospace's operations group by limiting work contracts to those perceived to have a high probability of success. This strategy is also very beneficial to the company's marketing efforts in that a good track record of maintenance and modification contracts delivered successfully on-time and on-budget is by far the most potent tool for securing new work contracts.

The principal focus of the operations group at HAT is the implementation of strategies to enhance worker productivity, which include assigning dedicated crews and dedicated project managers to each aircraft in work, ongoing training for supervisors, project managers and quality control personnel, and improving material flow to each job site.

In managing its operations, the Company is committed to continuously evaluating the adequacy of its management structure and its existing systems and procedures; including its quality control, financial, and internal controls systems. HAT is focused on maintaining a small, but tightly knit and multi-tasking, highly experienced management team.

GOALS

Hamilton Aerospace Technologies' corporate goals are very narrow and focused. They are:

o    Maximize the profitability of the Company's operations group.

o    Rationalize the Company's debt and capital structure.

o Cautiously build Company value through the strategic exploitation of synergistic arbitrage and acquisition opportunities.

OPERATIONS STRATEGIES

Through experience, the management team at HAT has learned that, in the aircraft maintenance business, taking on too much work results in reduced profit margins, dissatisfied customers and, ultimately, the loss of future business. On the other hand, limiting work contracts to the number and type that can be performed effectively results in improved profit margins and increased future business opportunities.

Also, for budgetary purposes, most aircraft maintenance customers today prefer fixed-bid contracts on their scheduled maintenance checks. This common industry practice offers efficient well-managed repair stations the opportunity to significantly improve their profit margins, while still maintaining customer satisfaction.

By maintaining small, tightly knit work crews, retaining experienced crew chiefs and carefully screening work contracts, HAT has found that it can routinely come under budget on scheduled aircraft maintenance contracts fix-priced at rates widely accepted by the industry. Accordingly, while mindful of the need for long-term growth by the Company, Management is presently focused on pursuing a strategy of maximizing operations profitability and customer satisfaction in favor of rapid growth.

FINANCIAL STRATEGIES

The principle financial strategy of Renegade is to secure equity and/or debt financing sufficient to insure the efficient day-to-day operation of the HAT facility and enable the Company to provide reasonable payment terms to creditworthy customers. Management is also interested in securing additional funding for the purpose of certain productivity-improving or synergistic acquisitions and other asset-based business opportunities. Since HAT is now profitable, Renegade can, if necessary, meet its financial requirements internally. However, the equity and/or debt financing currently pursued by Management will greatly accelerate the growth of value in Renegade. Consequently, while Management is aggressively seeking to secure additional financial resources, it has no interest in entering into overly dilutive equity funding or onerous debt financing.

BUSINESS DEVELOPMENT STRATEGIES

As described in Operations Strategies above, Management is, for the foreseeable future, taking a conservative approach to growing the core aircraft maintenance services business in favor of more aggressively seeking to increase operating profit margins and customer satisfaction. In practical terms, this translates into annual sales revenue growth rates of no more than 20% in the Company's core aircraft maintenance business. Nonetheless, there exist significant growth opportunities for Renegade by expanding some of the business activities related to HAT's core aircraft maintenance business such as aircraft and aircraft parts sales and leasing, as well as aviation consulting services.

Distressed aviation assets often come to the attention of HAT, as a maintenance service provider and aircraft storage facility, prior to becoming known to the market at large. Frequently, such assets can be placed with end-users known to HAT. These arbitrage opportunities can involve distressed parts inventories, distressed aircraft that can be torn down for parts, or distressed aircraft that can be purchased, repaired and sold or leased at a profit. These types of arbitrage opportunities annually represent tens of millions of dollars of additional lucrative potential business available to HAT. At present these opportunities are limited by HAT's lack of access to capital. As Renegade gains more access to capital from outside sources or as a result of HAT operating profits, Management anticipates the revenue to Renegade from these types of opportunistic arbitrage transactions will become a significant portion of Renegade's future growth. HAT competes principally on the high quality of its services, its price competitiveness due to its location in the Southwest and low labor rates, its dry, mild climate and ability to do many MROM projects outdoors, and the low cost of its Tucson facility.

The large aircraft repair business is highly competitive. Revenues are sensitive to adverse changes in the air carrier business, due to factors such as airline profit levels, changes in fuel costs, average fare levels, and passenger demand. The heavily regulated airline industry, however, requires scheduled maintenance and repair services irrespective of industry economics, thus providing a reasonably steady market for HAT's services.

INDUSTRY OVERVIEW

As is the case in most industries, the aviation industry is cyclical in nature. Historical evidence suggests that the typical business cycle in the aviation industry has a duration of approximately 10 years peak to peak. The aviation industry appeared by mid-2001 to be headed into a prolonged downturn, and this trend was violently accelerated by the event of September 11th. Since September 11, 2001, at least five major repair stations either ceased doing business or filed for Chapter 11 protection. This factor has restricted the supply of services to the industry and opened up an opportunity for HAT. Air carriers such as United Airlines also have filed for Chapter 11 protection. The recession in the aviation industry appears to have bottomed out with some indications of a rebound now appearing on the horizon. We believe that the following trends are currently affecting the aviation industry and our operations in particular:

GROWTH IN THE MARKET FOR AIRCRAFT MROM SERVICES

The Boeing 2003 Current Market Outlook Report projects that the average worldwide passenger growth will be 5.1% per year through 2002. Similarly, the Boeing 2003 Current Market Outlook Report projects that the average worldwide cargo traffic growth will be 6.4% per year through 2022. This report also predicts that by 2022 HAT's target market of regional and narrow body jets will make up 74% of the worldwide fleet of commercial aircraft. We anticipate that these factors will in the long term increase the demand for maintenance and repair services. Based on this and other data, HAT estimates the worldwide market for MRO services at approximately $40 billion annually and that approximately $5 billion of that amount will be provided in North America. We believe airlines perform approximately well over half of the North American services and that the balance is performed by independent facilities such as HAT.

DIVERSIFIED SERVICES AND STRONG COMPETITIVE POSITION

Our services include a wide range of aircraft maintenance and repair services across a number of different airframes. The breadth of our services allows us to be a vendor of choice to our customers in a highly fragmented industry. HAT competes principally on the high quality of its services, its price competitiveness due to its location in the Southwest and low labor rates, its dry, mild climate that allows services to be performed with only rare weather interruptions and to do much of its service out of doors, and the low cost of its Tucson facility.


                             DESCRIPTION OF PROPERTY

The principal executive offices for both Renegade and Hamilton Aerospace are located at the Hamilton Aerospace hangar facilities in Tucson, Arizona at Tucson International Airport. This favorable location provides 360 days of sunshine per year together with extremely low humidity year round. These facilities are situated on the northwest ramp on 22 acres of concrete within the airport proper and are patrolled by the Tucson Airport Authority police force. HAT leases these facilities at a rental rate of $14,385 per month.

The HAT facility is level and fully paved with concrete sufficient to handle the largest aircraft on any part of its 22 acres. Two hangars provide the space for any modification and maintenance work that must be performed indoors. The larger hanger has 180' clear span and is 185' deep (30,400 sq. ft.), enabling it to wholly enclose a DC9 and a 727 at the same time. The hangar has been modified to serve as a paint booth as needed.

The smaller hangar is 100' clear span by 100' deep (10,000 sq. ft.) with 2,000 square feet of office space on the north side and another 4,000 square feet of enclosed space on the south. Numerous mobile offices have been added to accommodate recent expansion of production and administrative space and sales offices. Immediately adjacent on the south side of this hangar are 3,300 square feet of office space which house the electrical shop, avionics, quality control, planning, production control and the library. In addition, HAT has another 4,200 square feet of office and backshop space, 12,000 square feet of storage space, and 9,000 square feet of warehouse space.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The principal executive office and telephone number are provided by John Sawyer, an officer of the corporation. The costs associated with the use of the telephone and mailing address were deemed by management to be immaterial as the telephone and mailing address were almost exclusively used by the officer for other business purposes.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

During the fiscal year ended December 31, 2003, the Common Shares were quoted under symbol "RDVN" on the OTC Bulletin Board maintained by the National Association of Securities Dealers, Inc. Prior to May 2, 2002, the date on which Renegade acquired Hamilton Aerospace, few transactions took place. The following information relates to the trading of our common stock, par value $.001 per share. The high and low last sales prices of our common stock for each quarter during our two most recent fiscal years, as reported by the OTC Bulletin Board to date, are set forth below:

          ------------ ----------------- ------------ --------------
                                           HIGH         LOW
          ------------ ----------------- ------------ --------------
          2003         First Quarter      $  .44       $  .24
          ------------ ----------------- ------------ --------------
                       Second Quarter        .31          .17
          ------------ ----------------- ------------ --------------
                       Third Quarter         .47          .20
          ------------ ----------------- ------------ --------------
                       Fourth Quarter        .55          .16
          ------------ ----------------- ------------ --------------

          ------------ ----------------- ------------ --------------
          2002         First Quarter      $  .375      $  .25
          ------------ ----------------- ------------ --------------
                       Second Quarter       3.30          .20
          ------------ ----------------- ------------ --------------
                       Third Quarter         .50          .10
          ------------ ----------------- ------------ --------------
                       Fourth Quarter        .44          .07
          ------------ ----------------- ------------ --------------

IMPACT OF BEING AN OTC BULLETIN BOARD STOCK

Renegade's common stock is quoted on the OTC Bulletin Board and is traded in the over-the-counter markets. Unless and until our common shares become quoted on the NASDAQ system or listed on a national securities exchange, we may at any time be subject to the "penny stock" provisions of the Exchange Act and applicable SEC rules. At any time when the market price of our common stock is below $5.00 per share, our common stock may be deemed to be a penny stock. In that event, our common stock will be subject to rules that impose additional sales practices on broker-dealers who sell our securities. For transactions covered by the penny stock rules, the broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the SEC. So long as Renegade's common shares are considered "penny stocks", many brokers will be reluctant or will refuse to effect transactions in Renegade's shares, and many lending institutions will not permit the use of penny stocks as collateral for any loans.

OUR COMMON STOCK IS THINLY TRADED AND OUR STOCK PRICE MAY BE MORE VOLATILE THAN THE MARKET IN GENERAL

Because our common stock is thinly traded, its market price may fluctuate significantly more than the stock market in general or the stock prices of similar companies, which are exchanged, listed or quoted on NASDAQ. Our public float is approximately 7,200,000 shares, thus our common stock will be less liquid than the stock of companies with broader public ownership, and, as a result, the trading prices for our common stock may be more volatile. Among other things, trading of a relatively small volume of our common stock may have a greater impact on the trading price for our stock than would be the case if our public float were larger.



                             EXECUTIVE COMPENSATION

The table below presents information concerning the compensation of the Company's Chairman of the Board, Chief Executive Officer and its other most highly compensated executive officers for the current year. None of such persons were compensated by the Company or by HAT during 2001. Such officers are sometimes collectively referred to below as the "Named Officers."

SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------- ------------------------------ ----------------------------
Annual Compensation                                                   Awards                         Payouts
--------------------------------------------------------------------- ------------------------------ ----------------------------
(a)             (b)        (c)          (d)          (e)              (f)          (g)               (h)         (i)
--------------- ---------- ------------ ------------ ---------------- ------------ ----------------- ----------- ----------------
Name and        Year       Salary       Bonus        Other            Restricted   Securities        LTIP        Other
Principal                                            Annual           Stock        Underlying        Payouts     Compensation
Position                                             Compensation     Awards       Options/SAR's
--------------- ---------- ------------ ------------ ---------------- ------------ ----------------- ----------- ----------------
Ian Herman      2003 (11)  $109,717     None         None             2,500,000    None              None        None
Chairman & CEO
--------------- ---------- ------------ ------------ ---------------- ------------ ----------------- ----------- ----------------
                2002 (12)  $75,240      None         None             None         $40,000           None        None
--------------- ---------- ------------ ------------ ---------------- ------------ ----------------- ----------- ----------------
                2001       $0           None         None             None         None              None        None
--------------- ---------- ------------ ------------ ---------------- ------------ ----------------- ----------- ----------------

--------------- ---------- ------------ ------------ ---------------- ------------ ----------------- ----------- ----------------
Ronald J.       2003       $28,766      None         None             None         None              None        None
Clark, Former
President &
CEO
--------------- ---------- ------------ ------------ ---------------- ------------ ----------------- ----------- ----------------
                2002 (12)  $75,240      $15,000      None             None         None              None        None
--------------- ---------- ------------ ------------ ---------------- ------------ ----------------- ----------- ----------------
                2001       $0           None         None             None         None              None        None
--------------- ---------- ------------ ------------ ---------------- ------------ ----------------- ----------- ----------------

--------------- ---------- ------------ ------------ ---------------- ------------ ----------------- ----------- ----------------
John B.         2003 (11)  $142,159     None         None             2,500,000    None              None        None
Sawyer,
President &
COO
--------------- ---------- ------------ ------------ ---------------- ------------ ----------------- ----------- ----------------
                2002 (12)  $88,310      None         None             400,000      None              None        None
--------------- ---------- ------------ ------------ ---------------- ------------ ----------------- ----------- ----------------
                2001       $0           None         None             None         None              None        None
--------------- ---------- ------------ ------------ ---------------- ------------ ----------------- ----------- ----------------

--------------- ---------- ------------ ------------ ---------------- ------------ ----------------- ----------- ----------------
Alfredo A.      2003       $0           None         None             None         None              None        None
Mason,
Director
--------------- ---------- ------------ ------------ ---------------- ------------ ----------------- ----------- ----------------
                2002       $0           None         None             None         None              None        None
--------------- ---------- ------------ ------------ ---------------- ------------ ----------------- ----------- ----------------
                2001       $0           None         None             None         None              None        None
--------------- ---------- ------------ ------------ ---------------- ------------ ----------------- ----------- ----------------

--------------- ---------- ------------ ------------ ---------------- ------------ ----------------- ----------- ----------------
Lawrence        2003       $0           None         None             None         None              None        None
Mulchay
--------------- ---------- ------------ ------------ ---------------- ------------ ----------------- ----------- ----------------
                2002       $0           None         None             None         None              None        None
--------------- ---------- ------------ ------------ ---------------- ------------ ----------------- ----------- ----------------
                2001       $0           None         None             None         None              None        None
--------------- ---------- ------------ ------------ ---------------- ------------ ----------------- ----------- ----------------
--------------------------------------------------------------------------------------------------------------------------
     (11) The Restricted stock awards given to Herman and Sawyer in 2003 are pursuant to Employment Agreements filed under form DEF 14C on
          September 26, 2003.

     (12) The bonus amounts payable in 2002 to Clark consist of awards of common stock pursuant to the 1997 Employee Stock Compensation Plan. The restricted stock awards consist of common stock awarded pursuant to the 1997 Employee Stock Compensation Plan.

                                 Page 25 of 52

--------------- ------------ ---------- ------------ ---------------- ------------ ----------------- ----------- ----------------
Randy J.        2003         $0         None         None             None         None              None        None
Sasaki,
Former
Director
--------------- ------------ ---------- ------------ ---------------- ------------ ----------------- ----------- ----------------
                2002 (13)    $0         $22,500      None             None         None              None        None
--------------- ------------ ---------- ------------ ---------------- ------------ ----------------- ----------- ----------------
                2001         $0         None         None             None         None              None        None
--------------- ------------ ---------- ------------ ---------------- ------------ ----------------- ----------- ----------------

--------------- ------------ ---------- ------------ ---------------- ------------ ----------------- ----------- ----------------
John Brasher,   2003         $0         None         None             None         None              None        None
Former
Director
--------------- ------------ ---------- ------------ ---------------- ------------ ----------------- ----------- ----------------
                2002 (13)    $0         None         $18,340          None         None              None        None
--------------- ------------ ---------- ------------ ---------------- ------------ ----------------- ----------- ----------------
                2001         $0         None         $5,500           None         None              None        None
--------------- ------------ ---------- ------------ ---------------- ------------ ----------------- ----------- ----------------

--------------- ------------ ---------- ------------ ---------------- ------------ ----------------- ----------- ----------------
Gordon D.       2003         $33,518    None         None             None         None              None        None
Hamilton,
Director
--------------- ------------ ---------- ------------ ---------------- ------------ ----------------- ----------- ----------------
                2002         $0         None         None             None         None              None        None
--------------- ------------ ---------- ------------ ---------------- ------------ ----------------- ----------- ----------------
                2001         $0         None         None             None         None              None        None
--------------- ------------ ---------- ------------ ---------------- ------------ ----------------- ----------- ----------------

None of the Named Officers received any form of non-cash compensation from the Company or Hamilton Aerospace in the years ended December 31, 2003, 2002 or
2001, nor currently receives any such compensation. The Company intends to implement employee benefits that will be generally available to all its employees and its subsidiary employees, including medical, dental and life insurance benefits and a 401(k) retirement savings plan.

                                                OPTION/SAR GRANTS LAST FISCAL YEAR
                                                         INDIVIDUAL GRANTS

--------------------------- ------------------------ ------------------------- ------------------------ -------------------------
(a)                         (b)                      (c)                       (d)                      (e)
--------------------------- ------------------------ ------------------------- ------------------------ -------------------------
Name                        Number of Securities     % of Total options/SARs   Exercise or Base Price   Expiration Date
                            Underlying               Granted to Employees in   ($/share)
                            Options/SARs Granted     Fiscal Year
--------------------------- ------------------------ ------------------------- ------------------------ -------------------------
Ian Herman                  None                     N/A                       N/A                      N/A
--------------------------- ------------------------ ------------------------- ------------------------ -------------------------
Ronald Clark                None                     N/A                       N/A                      N/A
--------------------------- ------------------------ ------------------------- ------------------------ -------------------------
John Sawyer                 None                     N/A                       N/A                      N/A
--------------------------- ------------------------ ------------------------- ------------------------ -------------------------
Randy Sasaki (14)           None                     N/A                       N/A                      N/A
--------------------------- ------------------------ ------------------------- ------------------------ -------------------------
John Brasher (14)           None                     N/A                       N/A                      N/A
--------------------------- ------------------------ ------------------------- ------------------------ -------------------------
                                       AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                                                   AND YEAR END OPTION/SAR VALUE

----------------------- --------------------- --------------------- ------------------------------ ------------------------------
(a)                     (b)                   (c)                   (d)                            (e)
----------------------- --------------------- --------------------- ------------------------------ ------------------------------
Name                    Shares Acquired on    Value Realized ($)    Exerciseable/Unexerciseable    Exerciseable/Unexerciseable
                        Exercise
----------------------- --------------------- --------------------- ------------------------------ ------------------------------
Ian Herman              None                  N/A                   N/A                            N/A
----------------------- --------------------- --------------------- ------------------------------ ------------------------------
Ronald Clark            None                  N/A                   N/A                            N/A
----------------------- --------------------- --------------------- ------------------------------ ------------------------------
John Sawyer             None                  N/A                   N/A                            N/A
----------------------- --------------------- --------------------- ------------------------------ ------------------------------
Randy Sasaki (15)       None                  N/A                   500,000                        N/A
----------------------- --------------------- --------------------- ------------------------------ ------------------------------
John Brasher (15)       None                  N/A                   500,000                        N/A
----------------------- --------------------- --------------------- ------------------------------ ------------------------------

--------------------------------------------------------------------------------
     (13) Sasaki and Brasher were directors, and Sasaki was an executive officer of the Company for the years respectively ended December 31, 2001 and
          2002. Their service terminated on May 3, 2002. Other compensation payable to Brasher for those years consisted of legal fees.

                                 Page 26 of 52

     (14) Sasaki and Brasher were directors, and Sasaki was an executive officer, of the Company during the year ended December 31, 2001 and 2000.

     (15) Sasaki and Brasher were directors, and Sasaki was an executive officer, of the Company during the year ended December 31, 2001. No value for the unexercised options held by them at year-end could be ascertained due to the lack of any trading market in the Company's shares. Randy Sasaki and John Brasher each exercised options to purchase 500,000 shares of common stock. Otherwise, none of the Named Officers exercised any options or SARs during the preceding two years.

1997 Employee Stock Compensation Plan

Renegade has adopted the 1997 Employee Stock Compensation Plan for employees, officers, directors of Renegade and advisors to Renegade (the "ESC Plan"), which has been approved by the shareholders. Renegade has reserved a maximum of 1,000,000 Common Shares to be issued upon the grant of awards under the ESC Plan. Employees will recognize taxable income upon the grant of Common Stock equal to the fair market value of the Common Stock on the date of the grant and Renegade will recognize a compensating deduction at such time. The Board of Directors administers the ESC Plan. All shares of Common Stock available under the ESC Plan have been awarded and issued.

1997 Compensatory Stock Option Plan

Renegade has adopted the 1997 Compensatory Stock Option Plan for officers, employees, directors and advisors (the "CSO Plan"). The shareholders have approved this plan. Renegade has reserved a maximum of 2,000,000 Common Shares to be issued upon the exercise of options granted under the CSO Plan. The CSO Plan will not qualify as an "incentive stock option" plan under Section 422A of the Internal Revenue Code of 1986, as amended. Options will be granted under the CSO Plan at exercise prices to be determined by the Board of Directors or other plan administrator. With respect to options granted pursuant to the CSO Plan, optionees will not recognize taxable income upon the grant of options granted at or in excess of fair market value. Renegade will be entitled to a compensating deduction (which it must expense) in an amount equal to any taxable income realized by an optionee as a result of exercising the option. The Board of Directors administers the CSO Plan. All options available under the CSO Plan have been awarded and issued.

2002 Compensatory Stock Option Plan

Renegade has adopted the 2002 Compensatory Stock Option Plan for officers, employees, directors and advisors (the "2002 CSO Plan"). The shareholders have not yet approved this plan. Renegade has reserved a maximum of 3,000,000 Common Shares to be issued upon the exercise of options granted under the 2002 CSO Plan. The 2002 CSO Plan will not qualify as an "incentive stock option" plan under Section 422A of the Internal Revenue Code of 1986, as amended. The Board of Directors or other plan administrator will grant options under the 2002 CSO Plan at exercise prices to be determined. With respect to options granted pursuant to the 2002 CSO Plan, optionees will not recognize taxable income upon the grant of options granted at or in excess of fair market value. Renegade will be entitled to a compensating deduction (which it must expense) in an amount equal to any taxable income realized by an optionee as a result of exercising the option. The Board of Directors administers the 2002 CSO Plan. Options to purchase an aggregate of 180,000 shares of Renegade common stock have been granted under the 2002 CSO Plan.

2003 Employee Stock Compensation Plan

Renegade has adopted the 2003 Employee Stock Compensation Plan for officers, employees, directors and advisors (the "2002 ESC Plan"). The shareholders have not yet approved this plan. Renegade has reserved a maximum of 5,000,000 Common Shares to be issued upon the grant of awards under the ESC Plan. Employees will recognize taxable income upon the grant of Common Stock equal to the fair market value of the Common Stock on the date of the grant and Renegade will recognize a compensating deduction at such time. The Board of Directors administers the ESC Plan. 2,800,000 shares of Common Stock available under the ESC Plan have been awarded and issued.

Compensation of Directors

We have employment agreements with Ian Herman and John B. Sawyer. Each provides for the payment of a base salary with increases in base salary based upon the company's net profit performance and for bonus compensation based on performance.

                              FINANCIAL STATEMENTS

The audited financial statements of Renegade Venture Corporation and Hamilton Aerospace Technologies, Inc. for the years ended December 31, 2002 and 2003 and related notes which are included in this offering have been examined by Larry O'Donnell, CPA, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                        CONTROL AND FINANCIAL DISCLOSURE

None.

                             FOR FURTHER INFORMATION

We are a small business reporting company and file annual, quarterly, and current reports, proxy statements, and other information with the SEC. You may read and copy these reports, proxy statements, and other information at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549, Seven World Trade Center, 13th Floor, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at
(800) SEC-0330 for more information about the operation of the public reference rooms. You may also request copies of these documents by writing to the SEC and paying a fee for the copying cost. Our SEC filings are also available at the SEC's web site at "http://www.sec.gov" and at our own web site at "http://www.renegadeventurecorp.com".

The SEC allows us to "incorporate by reference" information included in documents that we file with it, which means that we may disclose important information to you by referring you to other documents. Information incorporated by reference is an important part of this prospectus, and documents that we file later with the SEC will automatically update and supersede that information. We are incorporating by reference in this prospectus the documents listed below and, until the termination of the offering, any future filings which we make with the SEC under Sections 13(a), 13(c), 14, and 15 (d) of the Securities Exchange Act of 1934:

          o Our annual report on Form 10-KSB for the year ended December 31, 2003, which contains our financial statements for our latest fiscal year,

          o Our quarterly report on Form 10-QSB for the quarter ended March 31, 2004, and

          o Our registration statement on Form SB-2, as amended, which includes a description of our common stock.

     We will provide you, without cost, with a copy of any of these filings on request made orally or in writing to us at the following address:

                          Renegade Venture Corporation
                                6901 S. Park Ave.
                                Tucson, AZ 85706
                            Attn: Investor Relations
                               Tel: (520) 294-3481
                               Fax: (520) 741-1430

                          Renegade Venture Corporation
                                 (Parent/Issuer)
                      Hamilton Aerospace Technologies, Inc.
                       (Wholly Owned Subsidiary of Parent)

                        CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002
                                DECEMBER 31, 2003
                                 MARCH 31, 2004



                                TABLE OF CONTENTS



         INDEPENDENT AUDITOR'S REPORT                           F-1

         ASSETS                                                 F-2

         LIABILITIES AND STOCKHOLDER'S EQUITY                   F-3

         STATEMENT OF OPERATIONS                                F-4

         STATEMENT OF STOCKHOLDER'S EQUITY                      F-5

         STATEMENT OF CASH FLOWS                                F-6

         NOTES TO FINANCIAL STATEMENTS                          F-7 - F-19

                           Larry O'Donnell, CPA, P.C.
                           Certified Public Accountant
                        2228 South Fraser Street, Unit 1
                             Aurora, Colorado 80014
                              Office: 303-745-4545


                          Independent Auditor's Report


Board of Directors and Stockholders
Renegade Venture Corporation

I have audited the accompanying consolidated balance sheet of Renegade Venture Corporation as of December 31, 2003 and 2002 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the then years ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Renegade Venture Corporation as of December 31, 2003 and 2002 and the results of its operations and their cash flows for the years then ended in conformity with generally accepted accounting principles in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 12, the Company's has negative working capital, negative cash flows from operations and operating losses which raises substantial doubt about its ability to continue as a going concern. Management's plans in those matters are also described in Note
12. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/  Larry O'Donnell, CPA, P.C.
----------------------------------
     Larry O'Donnell, CPA, P.C.

March 21, 2004, except note 16 which is dated May 24, 2004

                       RENEGADE VENTURE (NEV) CORPORATION
                       ----------------------------------
                           Consolidated Balance Sheet
                      March 31, 2004 and December 31, 2003



                                     ASSETS


                                                 March 31,        December 31,
                                                   2004              2003
                                                (unaudited)        (audited)
CURRENT ASSETS
Cash and cash equivalents                       $   20,043        $    8,680
Accounts receivable                              1,664,499         1,612,945

Note receivable, related party                        --               6,400
Inventory                                          585,047           570,794
Other current assets                               341,448           392,407

  TOTAL CURRENT ASSETS                          $2,611,037        $2,591,226

Property, plant and equipment                      535,974           532,388
Other non-current assets                           123,418           122,167

  TOTAL ASSETS                                  $3,270,429        $3,245,781
                                                ==========        ==========


--------------------------------------------------------------------------------



                                            F-3


                            RENEGADE VENTURE (NEV) CORPORATION
                                Consolidated Balance Sheet
                           March 31, 2004 and December 31, 2003



                           LIABILITIES AND STOCKHOLDERS' EQUITY


                                                               March 31,     December 31,
                                                                 2004            2003
                                                              (unaudited)     (audited)
CURRENT LIABILITIES
Notes payable                                                 $   551,214    $   798,862
Note payable-related party                                           --             --
Accounts payable - trade                                        1,036,242      1,691,853
Accounts payable - related party                                   40,565         71,827
Due to factor                                                     141,727        394,391
Customer deposits                                                  27,800         27,800
Billings in excess of costs and estimated
  earnings on contracts in progress                               451,282        323,686
Accrued liabilities                                             1,232,525        688,518
Commitments & contingencies                                       400,535        400,535

  TOTAL LIABILITIES                                           $ 3,881,890    $ 4,397,472
                                                              ===========    ===========


STOCKHOLDERS' EQUITY
Preferred stock, $.001 par value,  5,000,000 shares
  authorized, no shares issued or outstanding                        --
Common stock, $.001 par value, 50,000,000 shares authorized
  18,980,000 and 17,480,000 shares issued 2002 and 2003
  and 18,410,000 and 17,480,000 shares
  outstanding 2002 and 2003                                        18,110         18,110
Additional paid-in capital                                      2,412,123      2,412,123
Deferred compensation                                            (320,000)      (332,000)
Contributed capital                                               620,289        620,289
Accumulated deficit, prior year                                (3,870,213)    (2,570,785)
Accumulated earnings (deficit) current year                      (528,230)    (1,299,428)

  Total paid-in capital and accumulated deficit                  (611,461)    (1,151,691)

Less: treasury stock, at cost, 330,000 shares                        --             --

  TOTAL STOCKHOLDERS' EQUITY                                     (611,461)    (1,151,691)
                                                              ===========    ===========

  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                  $ 3,270,429    $ 3,245,781
                                                              ===========    ===========

                                      Page 32 of 52



                                                 F-4


                                    RENEGADE VENTURE CORPORATION

                                       STATEMENT OF OPERATIONS


                                                 RENEGADE VENTURE (NEV.) CORPORATION
                                                 Consolidated Statement of Operations
                                     As of March 31, 2004 and 2003 and December 31, 2003 and 2002

                                      Three Months    Three Months     Year ended      Year ended
                                     ended March 31,   ended March    December 31,     December 31,
                                          2004          31, 2003          2003            2002    *
                                       (unaudited)     (unaudited)      (audited)       (audited)
                                      ------------    ------------    ------------    ------------
Net sales                             $  3,586,108    $  3,448,225    $ 15,378,352    $  5,009,703

Less cost of sales                       2,444,172       2,818,668      12,489,247       4,400,727
                                      ------------    ------------    ------------    ------------

Gross profit                             1,141,936         629,557       2,889,105         608,976
Less selling, general and                  600,911         701,485       3,727,036       3,106,423
administrative expenses
                                      ------------    ------------    ------------    ------------

Gain (loss) from operations                541,025         (71,928)       (837,931)      2,497,447)

Other income (expense):
  Interest income                           28,049          37,639         370,030          67,858
  Interest expense                         (94,776)        (58,134)       (690,663)       (114,386)
  Miscellaneous expense                       --            (1,553)        (19,551)         (7,790)
  Miscellaneous income                       1,737           5,190          10,780           7,547
  Gain on renegotiation of contract         88,000            --              --              --
  Penalties                                (35,805)        (33,059)       (132,096)        (26,568)
                                      ------------    ------------    ------------    ------------

Net profit/(loss)                     $    528,230    $   (121,845)   $ (1,299,428)   $ (2,570,785)
                                      ============    ============    ============    ============


Net earnings/(loss) per share         $       0.03    $      (0.01)   $      (0.07)   $      (0.14)
                                      ============    ============    ============    ============


*  Revenue producing operations began April 15, 2002


                                         Page 33 of 52


                                                    F-5


                                    RENEGADE VENTURE (NEV) CORPORATION
                               STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                For the Years December 31, 2003 and 2002 (audited) and the Three Month Period ended March 31, 2004 (unaudited)


                                                                                    Common Stock
                                                                               --------------------------
                                                                                  Shares        Amount
Balance at March 31, 2002                                                          320,000            320

Exercise of stock options                                                        1,000,000          1,000
Loss prior to reverse merger                                                          --             --
                                                                               -----------    -----------
Balance prior to mergers                                                         1,320,000          1,320

Acquisition of Johnstone Softmachine Corporation                                 3,000,000          3,000
Effect of reverse merger with Hamilton Aerospace                                12,500,000         12,500
                                                                               -----------    -----------
Balance after reverse merger                                                    16,820,000         16,820

Stock surrendered                                                                 (380,000)          --
Options granted                                                                       --             --
Issuance of stock for services                                                   2,540,000          2,540
                                                                               -----------    -----------

Balance at December 31, 2002                                                    18,980,000         19,360

Activity through March 31, 2003
   Shares issued 1st quarter                                                        50,000             50
   Shares returned                                                                 (50,000)           (50)
Activity through June 30, 2003
   see below
Activity through September 30, 2003
   Shares returned   *                                                          (1,560,000)        (1,560)
   Shares issued     **                                                          5,610,000          5,610
Activity through December 31, 2003
   Shares issued                                                                 2,800,000          2,800
                                                                               -----------    -----------

Balance at December 31, 2003                                                    25,830,000         26,210
No activity during 1st quarter of 2004
                                                                               -----------    -----------
Balance at March 31, 2004                                                       25,830,000         26,210


     Note

Financial statements in 2nd quarter of 2003 were adjusted to reflect changes in shares due to the following:

*** Court order discussed under Commitments and Contingencies. These shares were returned during the 2nd quarter of 2004

                                                                                (8,100,000)        (8,100)

**** Mediation agreement discussed under Commitments and Contingencies. These shares were returned during the 2nd Quarter of 2004.

                                                                                  (250,000)
                                                                               -----------    -----------
  Balance at March 31, 2004, adjusted for legal proceedings                     17,480,000        $18,110

* Correction related to 60,000 shares at .30 per share which were not issued, $18,000 expense. Reduction entered in 4th quarter.

** Correction from 3rd quarter 10Q filing 5,000,000 shares were recorded at .30 per share should be at .08 per share.

                                              Page 34 of 52


                                                   F-6


                                   RENEGADE VENTURE (NEV) CORPORATION

                                  CONSOLIDATED STATEMENTS OF CASH FLOWS
             As of March 31, 2004 and 2003 (unaudited) and December 31, 2003 and 2002 (audited)


                                                March 31,      March 31,     December 31,   December 31,
                                                  2004            2003          2003            2002
                                               (unaudited)    (unaudited)     (audited)      (audited)
                                               -----------    -----------    -----------    -----------
Increase (Decrease) in Cash and Cash
Equivalents:
Cash flows from operating activities:
    Net Profit/(Loss)                          $   528,230    $  (121,845)   $(1,299,428)   $(2,570,785)
Adjustments to reconcile net loss to net
cash
  Provided (used) by operating activities:
    Depreciation                                    33,705         26,306        111,904          7,983
    Inventory write downs                           46,875           --             --             --
    Gain from renegotiation of contract            (88,000)          --             --             --
    Expenses paid with stock                        29,481         18,000        571,000      1,342,900
Net adjustments to reconcile net                      --             --          682,904      1,350,883
income/loss to net cash
Changes in Assets and Liabilities:
    Accounts receivable                           (267,533)      (856,665)      (859,471       (796,185)
    Prepaid expenses                                33,722        (67,844)       (15,216)      (100,781)
    Restricted funds                                  (245)          --          (75,410)          --
    Costs and estimated earnings in excess of
          billings on contracts in progress           --          (14,200)          --             --
    Other current assets                           (61,128)       (87,412)      (157,784)      (137,589)
    Other non-current assets                          --           (3,000)        22,292        (43,209)
    Accounts payable-trade                        (240,190)       281,564      1,067,726        701,523
    Accounts payable-related party                  56,737        (58,389)       (55,202)        79,202
    Due to factor                                  (51,613)       108,735        272,979        106,484
    Customer deposits                                 --             --           27,800           --
    Billings in excess of cost and estimated
       earnings on contracts in progress           127,596         73,351        250,335         73,351
    Commitments and contingencies                     --             --          400,535           --
    Accrued liabilities                            151,420        243,545       (227,539)       916,017
                                               -----------    -----------    -----------    -----------
Net cash provided by/(used for) operating          299,057       (220,693)        34,521       (421,089)
activities
Cash flows from investing activities:
    Purchase of property, plant and                (37,291)        (8,604)       (83,941)      (195,187)
equipment
                                               -----------    -----------    -----------    -----------
Net cash used for investing activities             (37,291)        (8,604)       (83,941)      (195,187)
Cash flows from financing activities:
    Notes payable                                 (255,554)        48,938        598,061        100,632
    Notes payable - related party                     --          300,000       (117,000)       117,000
    Note receivable                                 (1,250)          --         (101,250)          --
    Note receivable -- related party                 6,400           --           (6,400)          --
    Paid-in capital                                   --             --             --          400,535
    Treasury stock                                    --             --          (16,667)          --
    Issuance of stock                                 --             --         (300,535)          --
                                               -----------    -----------    -----------    -----------
Net cash provided by/(used for) financing         (250,404)       251,362         56,209        618,167
activities
Net increase in cash and cash equivalents           11,363         21,766          6,789          1,891
Cash and cash equivalents at beginning of            8,680          1,891          1,891              0
period
                                               -----------    -----------    -----------    -----------
Cash and cash equivalents at end of period     $    20,043    $    23,657    $     8,680    $     1,891
                                               ===========    ===========    ===========    ===========

                                              Page 35 of 52

                          RENEGADE VENTURE CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             December 31, 2003, December 31, 2002 and March 31, 2004

                       RENEGADE VENTURE (NEV) CORPORATION
                          Notes to Financial Statements
                                December 31, 2003

1. BASIS OF PRESENTATION


The accompanying audited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for financial information. In the opinion of management, all adjustments consisting of normal recurring adjustments considered necessary to a fair presentation have been included.


The condensed consolidated financial statements include the accounts of Renegade Venture (NEV.) Corporation and its wholly owned subsidiaries, Hamilton Aerospace Technologies, Inc. ("Hamilton Aerospace") and Johnstone Softmachine Corporation("Johnstone"), collectively, the "Company". All were acquired by Renegade on April 30,2002. As such, the financial statements reflect the accounting activity of Hamilton Aerospace since its inception, April 5, 2002.


2. ORGANIZATION AND NATURE OF OPERATIONS


Renegade Venture (Nev.) Corporation, formerly Renegade Venture Corporation, was incorporated on February 13, 1989, as a Delaware corporation. In 1997, the Company was re-domiciled as a Nevada Corporation through a merger with a newly formed Nevada Corporation, Renegade Venture (NEV.) Corporation, a wholly owned subsidiary of Renegade Venture Corporation.


On April 30, 2002, the Company acquired 100% of the common stock of Hamilton Aerospace Technologies Inc. ("HAT") pursuant to a Stock Exchange Agreement whereby the former shareholders of Hamilton Aerospace received 12,500,000 common shares of Renegade Venture (NEV.) Corporation. Subsequent to this reverse merger there were 16,200,000 total common shares outstanding. Hamilton Aerospace was formed on April 5, 2002 and commenced operations on April 15, 2002. HAT provides large aircraft maintenance, repair and modification services to owners and operators of large transport-category commercial jet aircraft. Services of this nature are required and needed by passenger and cargo air carriers, aircraft lessors, and governmental entities.


On April 12, 2002, Renegade Venture (NEV.) Corporation acquired 100% of the common stock of Johnstone Softmachine Corporation (Johnstone) pursuant to the Stock Purchase Agreement and Plan of Reorganization by and between LogiCapital Corporation (the principal shareholder of Johnstone), an entity controlled by John Brasher, who, at that time, was a director of Renegade Venture (NEV.) Corporation (he has since resigned) and Renegade Venture (NEV.) Corporation. Mr. Brasher was also a principal stockholder of Renegade Venture (NEV.) Corporation prior to the merger. As such, this transaction represented a transfer between control groups and is reported on a historical cost basis. Johnstone was formed on May 8, 1996 has had no substantial operations, and is in the development stage. Johnstone currently lacks the funding necessary to commence operations.


3.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


Use of Estimates


The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


Trade Accounts Receivable


Trade accounts receivable represent amounts billed but uncollected on both completed and in-progress aircraft repair and maintenance contracts.

Accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. The allowance is estimated as a percentage of accounts receivable based on a review of accounts receivable outstanding and the Company's prior history of uncollectible accounts receivable. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to trade accounts receivable. Changes in the valuation allowance have not been material to the financial statements. Inventory

Inventories are stated at the lower of cost (first-in, first-out) or market.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is provided for on the straight-line method over the estimated useful lives of the assets. Amortization of leasehold improvements is computed using the shorter of the lease term or the expected useful life of the assets. Maintenance and repairs that neither materially add to the value of the property nor appreciably prolong its life are charges to expense as incurred. Betterments or renewals are capitalized when incurred. Property and equipment are reviewed periodically to determine whether any events or circumstances indicate that the carrying amount may not be recoverable. Such review includes estimating future cash flows.


Revenue and Cost Recognition

Revenues from fixed-fee contracts for MRO sales are recognized on the percentage-of-completion method, measured by the cost-to-cost method, commencing when progress reaches a point where experience is sufficient to estimate final results with reasonable accuracy. Revision in cost and labor hour estimates and recognition of losses on these contracts are reflected in the accounting period in which the facts become known. Revenues from time and material contracts are recognized as the services are performed.


New Accounting Pronouncements:

In August 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of and the accounting and reporting provisions of APB Opinion No. 30. SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets and is effective for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years.

In November 2002, the FASB issued FASB Interpretation No. 45 ("FIN 45"), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Others. FIN 45 requires that upon issuance of a guarantee, the guarantor must recognize a liability for the fair value of the obligation it assumes under that guarantee. The interpretations provisions for initial recognition and measurement should be applied on a prospective basis to guarantees issued or modified after December 31, 2002. The disclosure requirements are effective for financial statements of both interim and annual periods that end after December 15, 2002. The Company has no guarantees, and therefore believes the adoption of FIN 45 will not have a material impact on its financial statements.

In December 2002, the FASB issued SFAS No. 148, Accounting or Stock Based Compensation--Transition and Disclosure--an Amendment of SFAS No. 123, Accounting for Stock-Based Compensation. This Statement provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the methods of accounting for stock-based employee compensation and the effect of the method used on reported results. The statement has varying effective dates commencing with interim periods beginning after December 15, 2002. The Company does not expect the adoption of SFAS No. 148 to have a material effect on its financial statements.

In January 2003, the FASB issued FASB Interpretation No. 46 ("FIN 46"), Consolidation of Variable Interest Entities--an Interpretation of ARB No. 51. FIN 46 addresses consolidation of business enterprises of variable interest entities. FIN 46 is effective February 1, 2003. The Company does not expect the adoption of FIN 46 to have an effect on its financial statements.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. SFAS No. 150 is to be implemented by reporting the cumulative effect of a change in an accounting principal for financial instruments created before the issuance date of the Statement and existing at the beginning of the interim period of adoption. The Company does not expect the adoption of SFAS No. 150 to have a material effect on its financial statements.


                            Stock-Based Compensation
                            ------------------------

As permitted under the Statement of Financial Accounting Standards No. 123 (SFAS No. 123), "Accounting for Stock-Based Compensation", the Company accounts for its stock-based compensation to employees in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees". As such, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. Certain pro forma net income and EPS disclosures for employee stock option grants are also included in the notes to the financial statements as if the fair value method as defined in SFAS No. 123 had been applied. Transactions in equity instruments with non-employees for goods or services are accounted for by the fair value method.


4. INVENTORY


Inventories consisted of the following:


                     ------------------- ---------- ----------
                                           2002       2003
                     ------------------- ---------- ----------
                     New aircraft parts  $ 137,589  $ 145,794
                     Rotable parts         275,000    425,000
                     ------------------- ---------- ----------
                                         ---------  ---------
                     ------------------- ---------- ----------
                                         $ 412,589  $ 570,794
                     ------------------- ---------- ----------

5. PROPERTY AND EQUIPMENT

----------------------------------- --- -------------- -----------
                                        2002           2003
----------------------------------- --- -------------- -----------
Land and improvements                   $  25,094      $  25,094
----------------------------------- --- -------------- -----------
Buildings and improvements                 25,133        123,313
----------------------------------- --- -------------- -----------
Vehicles                                   34,040         45,040
----------------------------------- --- -------------- -----------

Machinery and equipment                   398,920        458,827
                                        ---------      ---------
----------------------------------- --- -------------- -----------

Less accumulated depreciation               7,983        119,886
                                        ---------      ---------
----------------------------------- --- -------------- -----------
  Property and equipment, Net           $ 475,204      $ 532,388
                                        =========      =========
----------------------------------- --- -------------- -----------



During 2002 and 2003 depreciation expense was $7,983 and $111,903.

6. SHAREHOLDERS' EQUITY


Common Stock


In 1996, the Company's articles of incorporation were amended, making several changes affecting common stock. A reverse-stock split was approved, whereby each 100 shares of original common stock were exchanged into one share of common stock. This action reduced the outstanding common shares from 3,200,000 to 320,000. The number of authorized common shares was increased after the reverse split 32,000,000 to 320,000. The number of authorized common shares was increased after the reverse split from 32,000,000 to 50,000,000. In addition, the amount of authorized preferred stock was changed to 5,000,000 shares. As a result of the re-domiciliation to Nevada, statutory par value of $.001 for both common and preferred stock was established.


As discussed in Note 1, the Company has gone through two acquisitions during the quarter ended June 30, 2002. Under the terms of these mergers, the Company issued 3,000,000 common shares to the stockholders of Johnstone Softmachine Corporation and 12,500,000 shares to the stockholders of Hamilton Aerospace Technologies, Inc. The issuance of these shares is reflected in the accompanying financial statements.

On July 21, 2003 the Directors of the Company took the following actions by Unanimous Consent of the Board of Directors in lieu of Special Meeting:

     The 8,100,000 shares held by OMAC, 1,500,0000 shares held by Seajay Holdings, LLC and 1,500,000 shares held by Joane Corporation were declared void due to failure of consideration for the issuance of such shares. Further the proper officers of the Corporation were authorized and directed to take all action necessary to cause the certificate representing the 8,100,000 shares of common stock held by OMAC to be returned to the Corporation for cancellation in accordance with the terms of the Judgment, discussed in Note 7 below, as entered by the Superior Court of Maricopa County Arizona. The proper officers of the Company were authorized and directed in accordance with said Judgment to open an escrow account and to fund such account in the amount of $400,535.14 within 90 days of the return and cancellation of the OMAC certificate. Further the certificate of Joane Corporation, representing 1,500,000 shares of common stock, shall be canceled. The shares represented by such certificate shall revert to authorized and unissued shares of the Company's capital stock. Further, the proper officers of the Corporation were authorized and directed to take such action as necessary to cause the certificate held by Seajay Holdings, LLC to be returned to the Company for cancellation.

     The Board of Directors determined that it would be in the best interest of the Company to enter into employment agreements with its executive officers, Ian Herman and John B. Sawyer. Included in the terms of each employment agreement is a grant of 2,500,000 shares of common stock each to Messrs. Herman and Sawyer. The shares are subject to vesting. The employment agreements were approved by owners of the majority of the outstanding shares of the Company's common stock as of July 29, 2003. Details of these employment agreements can be found in Form 8-K filed September 11,2003.

On October 15, 2003, the Company was notified that an agreement between LogiCapital Corporation and Perugia Design Corporation, a company controlled by a family member of one of the Company's Directors, had been reached. This agreement calls for the sale of 2,000,000 shares of the 3,000,000 shares held by LogiCapital, discussed earlier. At December 31, 2003 the stock had not been transferred to Perugia Design Corporation.

                                  Stock Options

During 1996, the Company's shareholders approved the 1994 Compensatory Stock Option Plan. The plan provides for options to purchase up to 2,000,000 shares of common stock, after the reverse stock split discussed above. The options give the right to purchase common stock at "fair market value", as determined by the board of Directors, at the date of issuance for a period of up to five (5) years.


During the 1996, the Company's shareholders also approved the 1994 Employee Stock Compensation Plan. This plan allows for up to 1,000,000 shares of common stock, after the reverse stock split discussed above, to be issued to key employees, officers, directors, and certain other persons affiliated with the Company, as compensation. As part of the 1997 re-domiciliation to Nevada, the 1994 plans described above were adopted and renamed the 1997 Compensatory Stock Option Plan and the 1997 Employee Stock Compensation Plan by the Nevada Corporation. Under the terms of both of these plans, the Company is not permitted to issue options from these plans after April 15, 2004.

During the quarter ended June 30, 2002, the Company's shareholders approved the 2002 Compensatory Stock Option Plan. The plan provides for options to purchase up to 3,000,000 shares of common stock. The options give the right to purchase common stock at "fair market value", as determined by the Board of Directors, at the date of issuance for a period of up to ten (10) years. Under the terms of the plan, the Company is not permitted to issue options from the 2002 Compensatory Plan after April 14, 2012. The plan was filed on October 3, 2003.

On May 5, 1999, the Company issued 1,000,000 stock options to two directors under the 1997 Compensatory Stock Option plan. These options had a three (3) year term and an exercise price of $.05 per share. These options were exercised on April 30, 2002, resulting in total proceeds to the Company of $50,000. Subsequently, these two directors resigned and were replaced on the Board after the reverse merger with Hamilton Aerospace.

On May 3, 2002, the Company also granted and issued 1,000,000 shares of common stock to various directors, employees, and consultants of the Company under the 1997 Employee Stock Compensation Plan. The Company recorded an expense of $330,000 for the quarter ended June 30, 2002 as a result of this grant, which is included in selling, general and administrative expenses on the accompanying statement of operations.

On May 31, 2002, the Company granted and issued 650,000 common shares to an employee and consultants in exchange for options granted on May 3 2002, under the 1997 Compensatory Stock Option Plan for additional services that were rendered. The Company has recorded an expense of $650,000 for the quarter ended June 30, 2002 as a result of this grant, which is included in selling, general and administrative expenses on the accompanying statement of operations.

Prior to June 30, 2002, 330,000 of the shares previously granted to consultants for services rendered were returned to the Company to reflect a $99,0000 adjustment to the value of the services performed.

On November 15, 2002, The Board cancelled 1,180,000 of unexercised options issued under the 2002 Compensatory Stock Option Plan. The options were exercisable by their terms only during the respective optionee's employment or other service with the Company, or during a 30-day grace period following termination without cause of such employment or other service.

On November 14, 2002, the Company granted 150,000 shares of common stock to an outside consultant of the Company under the 1997 Compensatory Stock Option Plan. The Company values the services received at $25,000 and recorded an expense in that amount for the quarter ended December 31, 2002. This expense is included in selling, general and administrative expenses on the accompanying statement of operations.

On December 5, 2002, the Board agreed to grant options to key management personnel of HAT in the amount of 240,000 shares under the 2002 Compensatory Stock Option Plan. Options will be restricted for one year. Due to the loss of one of the key management people, during the restriction period, 60,000 shares were never issued.

On August 26,2003, the Directors of the Company granted and issued 150,000 shares of common stock to an outside consultant for services rendered to the Company which the Directors valued at $45,000.

On August 26,2003, the Directors of the Company granted and issued 100,000 shares of common stock to outside consultants to the Company under the 1997 Compensatory Stock Option Plan. The Company valued these services at $20,000.

On September 11,2003, the Directors of the Company granted and issued 100,000 shares of common stock to outside consultants to the Company under the 1997 Compensatory Stock Option Plan. The Company valued these services at $20,000.

On September 26,2003 the Directors of the Company granted and issued 260,000 shares of common stock to outside consultants for services rendered to the Company under the 1997 Compensatory Stock Option Plan. The Company valued these services at $52,000.

On October 3, 2003, the Company filed The 2002 Compensatory Stock Option Plan registering 3,000,000 shares of common stock ($.001 par value) at a proposed maximum offering price of $.20 per share.

On October 6, 2003, the Company filed The 2003 Employee Stock Compensation Plan registering 5,000,000 shares of common stock ($.001 par value) at a proposed maximum offering price of $.20 per share.

On October 7, 2003, the Company awarded 500,000 shares of common stock under the 2003 Employee Stock Compensation Plan of the Company for legal services and 1,100,000 shares of common stock under the 2003 Employee Stock Compensation Plan of the Company for consultant services. The Board of Directors determined that the fair value of these shares on the date of grant was $.18 per share.

On October 15, 2003, the Company awarded 1,200,000 shares of common stock under the 2003 Employee Stock Compensation Plan of the Company for consultant services. The Board of Directors determined that the fair value of the shares on the date of grant was $.18 per share.



                        SUMMARY OF STOCK OPTION ACTIVITY


                                         TOTAL SHARES    ISSUED      AVAILABLE

1997 Employee Stock Compensation Plan      1,000,000    1,000,000            0

1997 Compensatory Stock Option Plan        2,000,000    2,000,000            0

2002 Compensatory Stock Option Plan        3,000,000      180,000    2,820,000

2003 Employee Stock Compensation Plan      5,000,000    2,800,000    2,200,000

Pro-forma Stock-based Compensation Disclosure


The Company has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." but applies accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations in accounting for its plans.


7.  COMMITMENTS AND CONTINGENCIES


On June 18, 2003, the Company obtained a judgment in the Superior Court of Maricopa County, Arizona directing the return of a certificate of 8,100,0000 shares of common stock. Under the judgment the Company upon obtaining and canceling the stock certificate will pay into escrow $400,535.14, the consideration originally received by the Company for the shares. The accompanying financial statements reflect this judgment and the resulting liability.

In June 2003, the Company reached a mediated agreement with a former director, Ronald Clark, wherein Mr. Clark will be paid a monetary settlement. A portion of that settlement relates to stock and a note, created to satisfy the Company's obligation, will also cover interest and principal of a prior Company borrowing. Additionally, the Company purchased consignment inventory by means of payment on a second note, which was paid off during the third quarter of 2003. (See Subsequent Events.)

On March 1, 2003, Hamilton Aerospace and the Company signed a secured promissory note with American Capital Ventures, L.L.C. as the lender. The principal amount of the note was $675,000. Interest was payable in monthly installments at the rate of l.25% per month, payments beginning April 1,2003. The entire unpaid Principal and any accumulated, accrued or unpaid interest thereon are due and payable on September 1, 2003. Only $300,000 was ever received by HAT and a new agreement adds interest and fees to a restated principal balance of $354,375. The new agreement specifies quarterly interest payments at a rate of 15% interest per annum. The original loan represented the first installment of a bridge loan of up to $2 million. This bridge loan will be replaced by a combination of a preferred stock offering and a $4 to $6 million credit facility. (See Subsequent Events.)


Renegade signed a note with Universal Lease and Finance Corporation on September 3, 2003. This note provided funds to refurbish the small hangar. This note is in the amount of $100,000 and is to be paid by 12 monthly payments of $9,834, which includes interest at 18%. The entire balance is due on August 1, 2004. On December 17, 2003, HAT signed a note with Universal Lease and Finance Corporation for a short-term loan of $237,000 which bears interest at 3% per week and has maturity date of January 17, 2004.

8.  DUE TO FACTOR

As of December 31, 2003, the Company had placed invoices belonging to a single customer, in full recourse financing. The debt is secured by the Company's accounts receivable due from that customer, and bears interest at a rate of 42% to 52% per annum. The total amount of invoices placed is $2,535,317.13 on which the factor advanced $1,883,163.70. At December 31, 2003, the customer had made payments totaling $1,653,873.12; leaving a balance due to the factor of $229,290.58, payable by the customer. The customer is currently paying the interest under this factoring arrangement. Interest due to the factor at December 21, 2003 was $23,582.16.


9. RELATED PARTY TRANSACTIONS


Hamilton Aviation, Inc.

On April 15, 2002, Hamilton Aerospace entered into a Sale of Assets Agreement with Hamilton Aviation, a privately held Arizona corporation. The agreement contemplated the purchase by Hamilton Aerospace of substantially all of Hamilton Aviation's equipment and inventory used in its aircraft maintenance, repair and modification services business. Under the terms of this agreement, the closing date was to be not later than July 15, 2002.

Also on April 15, 2002, Hamilton Aerospace entered into a Lease/Purchase Agreement with Hamilton Aviation for the same assets that were included in the Sale of Assets Agreement. Under the Lease/ Purchase Agreement, these assets would be leased for a term of three (3) years or until the Sale of Assets Agreement closed, at which time, all asserts would transfer to Hamilton Aviation. The Lease / Purchase Agreement provided for payments in the amount of $8,000 per month to Hamilton Aviation through April 15, 2005. Provided that the Sale of Assets Agreement did not close by the expiration of Lease /Purchase Agreement, title of all assets covered under the Lease / Purchase Agreement would pass from Hamilton Aviation to Hamilton Aerospace upon expiration of the Lease/Purchase Agreement.

On May 9, 2002, Hamilton Aviation filed for protection under Chapter 11 of the United States Bankruptcy Code. Since that time the Sale of Assets Agreement between Hamilton Aviation and Hamilton Aerospace lapsed and accordingly, the Company continued to operate under the Lease/Purchase Agreement. Accordingly, the Company entered into negotiations with the trustee for Hamilton Aviation to re-negotiate the terms of the Lease/Purchase Agreement so as to convert it to an operating lease. A new month-to-month lease was negotiated with payments of $8000 per month.

On February 10, 2003, the judge presiding over the Chapter 11 Bankruptcy of Hamilton Aviation approved a Sale of Assets Agreement between Hamilton Aviation and HAT. The agreement was for a purchase price of $1.5 million, with a down payment in the amount of $300,000. The balance was payable monthly at 6 1/2% interest. Because the original agreement to purchase Hamilton Aviation were negotiated prior to Hamilton Aviation's petition for bankruptcy, HAT elected to renegotiate a new agreement that better reflected the scope of the current transaction in light of the current market. The new agreement covers sale of a portion of Hamilton Aviation's physical assets and has a reduced payoff clause, which states that $1 million will be considered full payment, providing HAT satisfies said agreement according to its terms. At December 31, 2003 negotiations on the new agreement were ongoing. (See Subsequent Events)

10. CONTRACTS IN PROGRESS


At December 31, 2003, costs and estimated earnings in excess of billings and billings in excess of costs and estimated earnings on uncompleted contracts consist of the following:


          --------------------------------------- ----------- -----------
                                                     2002        2003
          --------------------------------------- ----------- -----------
          Costs incurred on uncompleted contracts $   93,693  $  152,225
          --------------------------------------- ----------- -----------
          Profit earned to date                       65,113     193,741
                                                  ----------  ----------
          --------------------------------------- ----------- -----------
                                                  $  158,823  $  345,966
          --------------------------------------- ----------- -----------
          Less: Billings to date                    (266,988)   (719,000)
                                                  ----------  ----------
          --------------------------------------- ----------- -----------
                                                  ( $108,165) ($ 373,034)
                                                  ==========  ==========
          --------------------------------------- ----------- -----------

Included in the accompanying balance sheet at December 31, 2002 and 2003 under the following caption:

Billings in excess of costs and estimated earnings on uncompleted contracts

          ----------------------------------- ---------- ----------
                                                 2002       2003
          ----------------------------------- ---------- ----------
          Billings in excess from above       $ 108,165  $ 373,034
          ----------------------------------- ---------- ----------
          Time and material earnings unbilled   (34,813)   (49,348)
                                              ---------  ---------
          ----------------------------------- ---------- ----------
          Net                                 $  73,351  $ 323,686
                                              ========== =========
          ----------------------------------- ---------- ----------

Billings in excess are the result of amounts due from customers under contractual terms, which can be, in some cases, in advance of actual work performed.

11. TRADE ACCOUNTS RECEIVABLE

As of December 31, 2002 and December 31, 2003, trade accounts receivable consist of the following:

                --------------------- ---------- ----------
                           2002      2003
                --------------------- ---------- ----------
                Contracts in progress $  197,811 $  487,390
                --------------------- ---------- ----------
                Completed contracts      555,663  1,195,040
                                      ---------- ----------
                --------------------- ----------------------
                                      $  753,474 $1,682,430
                --------------------- ---------- ----------
                Less: allowance for            0     10,372
                doubtful accounts
                                      ---------- ----------
                --------------------- ---------- ----------
                                      $  753,474 $1,672,058
                --------------------- ---------- ----------

                                      F-16

12. MANAGEMENT COMPENSATION

The Board of Directors determined that it would be in the best interest of the Company to enter into employment agreements with its executive officer, Ian
Herman and John B. Sawyer. Included in the terms of each employment agreement is a grant of 2,500,000 shares of common stock each to Messrs. Herman and Sawyer.
The shares are subject to vesting. The employment agreements were approved by owners of the majority of the outstanding shares of the Company's common stock as of July 29, 2003. Details of these employment agreements can be found in Form
8-K filed September 11, 2003. Compensation paid in 2002 and 2003 by the Company to executive officers:

-------------------------- ------------------- ---------------------- ------------------- --------------------------------
                                   2002                  2003                 2002                       2003
-------------------------- ------------------- ---------------------- ------------------- --------------------------------
Salaries paid:
-------------------------- ------------------- ---------------------- ------------------- --------------------------------
   Ian Herman              Chairman            Chairman               $75,241             $109,717
-------------------------- ------------------- ---------------------- ------------------- --------------------------------
   Ronald Clark            Director*           Director*              $75,241               28,766
-------------------------- ------------------- ---------------------- ------------------- --------------------------------
   John Sawyer             Director/ President Director/ President of $88,311             $142,159
                           Of HAT              HAT
-------------------------- ------------------- ---------------------- ------------------- --------------------------------
   Gordon Hamilton                             Director                                   $ 33,518
                                               (9/01/03)/Director of
                                               Public Relations and
                                               Regulatory Compliance
                                               for HAT
-------------------------- ------------------- ---------------------- ------------------- --------------------------------
Stock & Options awarded to
HAT executive officers:
-------------------------- ------------------- ---------------------- ------------------- --------------------------------
    Ian Herman, Chairman   Chairman            Chairman               200,000 shares of   500,000 shares of common stock
                                                                      common stock and    2,000,000 of common stock voting
                                                                      options to purchase rights**
                                                                      40,000
-------------------------- ------------------- ---------------------- ------------------- --------------------------------
    Ronald Clark, Director Director*           Director*              250,000 shares of
                                                                      common stock
-------------------------- ------------------- ---------------------- ------------------- --------------------------------
    John Sawyer, Director  Director/President  Director/President of 400,000 shares of    500,000 shares of common stock
                           Of HAT              HAT                    common stock        2,000,000 of common stock voting
                                                                                          rights**
-------------------------- ------------------- ---------------------- ------------------- --------------------------------
Stock & Options awarded to
HAT executive officers:
-------------------------- ------------------- ---------------------- ------------------- --------------------------------
    Alan Abate             Senior Vice                                                    60,000 shares of common stock
                           President of
                           Administration of
                           HAT
-------------------------- ------------------- ---------------------- ------------------- --------------------------------
    Patricia Graham        Chief Financial                                                60,000 shares of common stock
                           Officer of HAT
-------------------------- ------------------- ---------------------- ------------------- --------------------------------
    Philip Watkins         Vice President of                                              60,000 shares of common stock
                           Maintenance for HAT
-------------------------- ------------------- ---------------------- ------------------- --------------------------------
*  Resigned as Director on April 10, 2003

** See 8-K filing dated 9/11/2003

                                      F-17


13. INCOME TAXES

The Company had no current State or Federal income tax expense for the years ended December 31, 2002 and December 31, 2003.

Deferred tax assets and liabilities are determined based on the difference between currently enacted tax rates. Deferred tax expense or benefit is the result of the changes in deferred tax assets and liabilities.

Deferred income taxes arise principally from the temporary differences between financial statement and income tax recognition of net operating losses.

The components of deferred taxes at December 31, 2002 and December 31, 2003 in the accompanying balance sheet is summarized below:

                                 Page 45 of 52


        -------------------------- -------------------- ---------------------

                                          2002                  2003
        -------------------------- -------------------- ---------------------
        Net operating loss            900,000            1,400,000
        carryforward
        -------------------------- -------------------- ---------------------

          Less valuation allowance   (900,000)          (1,400,000)
        -------------------------- -------------------- ---------------------
                                   ----------           ----------
        -------------------------- -------------------- ---------------------
        Deferred tax asset - net   ----------           ----------
        -------------------------- -------------------- ---------------------

At December 31, 2003, the Company has approximately $3,800,000 of unused Federal net operating loss carryforwards, which expire in the year 2020.

14. CONCENTRATION OF REVENUES

The Company had two customers who accounted for 43% and 37% of sales during the year ended December 31, 2002. The Company had two customers who accounted for 25% and 10% of sales during the year ended December 31, 2003.

15. GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred losses since acquiring Hamilton Aerospace in May of 2002. The Company requires and is currently pursuing additional capital for growth and strategic plan implementation.

16. SUBSEQUENT EVENTS

On March 26, 2004, the agreement with American Capital Ventures, LLC was further amended. The agreement now calls for the repayment of $354,375.00 at an interest rate of 1.5% per month on the unpaid balance. The amended agreement calls for principal payments for half of the unpaid balance and a final payment of $176,146.87. There is no expectation by the Company that any further borrowings, as were mentioned above, will take place under this agreement.

On March 18, 2004, the Company received the certificates for 250,000 shares of common stock that were covered by the Ronald Clark mediated agreement as well as a bill of sale for the consignment inventory that was also part of the transaction.

On May 6, 2004, ("the Entry Date"), the presiding judge in the Hamilton Aviation bankruptcy case issued an Order Approving Settlement Agreement relating to the agreement reached between Hamilton Aviation, Inc. and HAT for the purchase of certain of Aviations physical assets. The agreement calls for a down payment of $100,000, $73,365.75 of which had already been paid, and monthly payments of $15,000 plus interest at 6% per annum. An additional lump sum payment is to be made by HAT within 60 days of the Entry date plus $50,000 shall be paid on or before each annual anniversary of the Entry Date. The agreement has a reduced payoff provision stipulating that if all payments have been made in a timely manner by the fifth anniversary date of the entry date $1,000,000 will be considered as payment in full, otherwise the amount is to be $1,500,000. The agreement calls for a five year entry date anniversary profit payment equal to one-half of HAT's net profits in excess of 12%, but limited so as to provide no more than a total of all payments due of $1,500,000 plus interest over the five-year term of the agreement.

On May 26, 2004, in order to provide adequate capital, Renegade Ventures agreed to sell 9,600,000 shares of common stock and warrants to purchase 14,400,000 shares to Barron Partners LP for approximately $3,000,000.



                                      F-18


The Proforma Balance Sheet below assumes a transaction date of December 31, 2003 for the Hamilton Aviation Entry Date and the investment of Barron Partners LP:

                            RENEGADE VENTURE (NEV) CORPORATION
                            Proforma Consolidated Balance Sheet
                                   at December 31, 2003
                                        (unaudited)
                                           ASSETS


                                  Renegade       Hamilton       Barron        Proforma
                                Venture 2003     Aviation     Investment      Renegade
                                                Adjustments   Adjustments   Venture 2003
CURRENT ASSETS
Cash and cash equivalents        $     8,680          --      $   706,426   $   715,106
Accounts receivable                1,612,945          --             --       1,612,945
Note receivable: related party         6,400          --             --           6,400
Inventory                            570,794       323,946           --         894,740
Funds in escrow, restricted             --            --        1,650,535     1,650,535
Other current assets                 392,407       (73,366)          --         319,041
                                 -----------   -----------    -----------   -----------

  TOTAL CURRENT ASSETS           $ 2,591,226   $   250,581    $ 2,356,961   $ 5,198,768

Property, plant and equipment    $   532,388     1,176,054           --     $ 1,708,442
Other non-current assets             122,167          --             --         122,167
                                 -----------   -----------    -----------   -----------

  TOTAL ASSETS                   $ 3,245,781   $ 1,426,634    $ 2,356,961   $ 7,029,376
                                 ===========   ===========    ===========   ===========


                            RENEGADE VENTURE (NEV) CORPORATION
                            Proforma Consolidated Balance Sheet
                                   at December 31, 2003
                                        (unaudited)

                           LIABILITIES AND STOCKHOLDERS' EQUITY


                                        Renegade     Hamilton       Barron      Proforma
                                      Venture 2003   Aviation     Investment    Renegade
                                                    Adjustments  Adjustments  Venture 2003
  CURRENT LIABILITIES
Notes payable                          $  798,862   $  330,000   $ (266,149)   $  862,713
Note payable-related party
                                       ----------   ----------   ----------    ----------
Accounts payable - trade                1,691,853         --           --       1,691,853
Accounts payable - related party           71,827         --           --          71,827
Due to factor                             394,391         --           --         394,391
Customer deposits                          27,800         --           --          27,800
Billings in excess of costs and
estimated earnings on contracts in        323,686         --           --         323,686
progress
   earnings on contracts in progress         --           --           --            --
Accrued liabilities                       688,518         --       (393,100)      295,418
Commitments & contingencies               400,535         --           --         400,535
                                       ----------   ----------   ----------    ----------

  TOTAL CURRENT LIABILITIES             4,397,472      330,000     -659,249     4,068,223

Notes payable, long term                     --      1,096,634         --            --
                                       ----------   ----------   ----------    ----------

                                       Page 47 of 52



                                                 F-19



  TOTAL LIABILITIES                           $ 4,397,472    $ 1,426,634   $  (659,249)   $ 5,164,857

STOCKHOLDERS' EQUITY
Preferred stock, $.001 par value, 5,000,000
shares
authorized, no shares issued or outstanding          --             --            --             --
Common stock, $.001 par value, 50,000,000
shares authorized, 27,080 shares issued
and
outstanding                                   $    18,110    $      --     $     9,600    $    27,710
Additional paid-in capital                      2,412,123           --       3,009,600      5,421,723
Deferred compensation                            (332,000)          --            --         (332,000)
Contributed capital                               620,289           --            --          620,289
Accumulated deficit, prior year                (2,570,785)          --            --       (2,570,785)
Accumulated earnings (deficit) current         (1,299,428)          --          (2,990)
year                                                 --             --            --       (1,302,418)
                                              -----------    -----------   -----------    -----------

  TOTAL STOCKHOLDERS' EQUITY                  $(1,151,691)   $      --     $ 3,016,210    $ 1,864,519
                                              -----------    -----------   -----------    -----------

  TOTAL LIABILITIES AND
    STOCKHOLDERS' EQUITY                      $ 3,245,781    $ 1,426,634   $ 2,356,961    $ 7,029,376
                                              ===========    ===========   ===========    ===========

                                             Page 48 of 52

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Renegade's By-Laws allow for the indemnification of Company Officers and Directors in regard to their carrying out the duties of their offices. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/she has met the applicable standard of conduct set forth in subsections (a) and (b) of
Section 145 of the Nevada General Corporation Law.

Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

"1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of any fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgement, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had a reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgement in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under sections 1 and 2, unless ordered by a court or advanced pursuant to section 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     (A) By the stockholders;

     (B) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

     (C) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

     (D) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate of articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than director or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a) Does not include any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 2 or for the advancement of expenses made pursuant to section 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b) Continues for a person who has ceased to be a director, officer employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

(c) The Company's Articles of Incorporation provides that "the Corporation shall indemnify its officers, directors, employee and agents to the fullest extent permitted by the General Corporation Law of Nevada, as amended from time to time."

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling the company, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable. See section entitled "Disclosure of Commission Position on Indemnification for Securities Act Liabilities".

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of the offering are denoted below. Please note all amounts are estimates other than the Commission's registration fee.

SEC Registration Fee - $2,274.52

State of New York Registration Fee - $895.00

State of Arizona Registration Fee - $200.00

Accounting Fees: - $1,200.00

Renegade Venture will pay all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders.

                     RECENT SALES OF UNREGISTERED SECURITIES

On May 31, 2004, the shareholders authorized the issuance of 9,600,000 shares of common stock pursuant to a private placement to accredited investors, Barron Partners. The Company relied upon Section 4(2) of Securities Act of 1933, as amended (the "Act"). The Company issued the 9,600,000 shares of common stock pursuant to an exemption from registration under Regulation D, Rule 506.

The Company relied upon Section 4(2) of the Securities Act of1933, as amended (the "Act"). Each prospective investor was given a private placement memorandum designed to disclose all material aspects of an investment in the Company, including the business, management, offering details, risk factors and financial statements. Each investor also completed a subscription confirmation letter and private placement subscription agreement whereby the investors certified that they were purchasing the shares for their own accounts, with investment intent and that each investor was either "accredited", or were "sophisticated" purchasers, having prior investment experience or education, and having adequate and reasonable opportunity and access to any corporate information necessary to make an informed investment decision. This offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend.

Under the Securities Act of 1933 , all sales of an issuers' securities or by a shareholder, must either be made (i) pursuant to an effective registration statement filed with the SEC, or (ii) pursuant to an exemption from the registration requirements under the 1933 Act.

Rule 144 under the 1933 Act sets forth conditions which if satisfied, permit persons holding control securities (affiliated shareholders, i.e., officers, directors or holders of at least ten percent of the outstanding shares) or restricted securities (non-affiliated shareholders) to sell such securities publicly without registration. Rule 144 sets forth a holding period for restricted securities to establish that the holder did not purchase such securities with a view to distribute. Under Rule 144, several provisions must be met with respect to the sales of control securities at any time and sales of restricted securities held between one and two years. The following is a summary of the provisions of Rule 144: (a) Rule 144 is available only if the issuer is current in its filings under the Securities an Exchange Act of 1934. Such filings include, but are not limited to, the issuer's quarterly reports and annual reports; (b) Rule 144 allows resale of restricted and control securities after a one year hold period, subjected to certain volume limitations, and resales by non-affiliates holders without limitations after two years; ( c ) The sales of securities made under Rule 144 during any three-month period are limited to the greater of: (i) 1% of the outstanding common stock of the issuer; or (ii) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

EXHIBITS
            3.1.............Articles of Incorporation*
            3.2.............By Laws*
            4.1.............Form Stock Purchase Agreement*
            4.2.............2002 Compensatory Stock Option Plan*
            4.3.............2003 Employee Stock Compensation Plan
            4.4.............Common Stock Purchase Warrant Issued May 31, 2004*
            4.5.............Common Stock Purchase Warrant Issued May 31, 2004*
            4.6.............Common Stock Purchase Warrant Issued May 31, 2004
            5.1.............Opinion re: Legality*
            10.1............Property Lease*
            10.2............Employment Agreement Dated July 21, 2003
                            by and between Ian Herman and Renegade*
            10.3............Employment Agreement Dated July 21, 2003 by and
                            between John B. Sawyer and Renegade*
            11.1............Statement re: computation of per share earnings*
            13.1............Annual or quarterly reports (See also Form 10-KSB and Form 10-QSB Filings)*
            21.1............Subsidiaries of the registrant*
            23.1............Consent of experts and counsel (Included in Exhibit
                            5.1)*
            99.1............Court Order canceling 8.1 million shares of common stock and returning the stock to Renegade*
            99.2............Lawsuit filed by Renegade against Corwin Foster,
                            Jane Doe Foster and Seajay Holdings*

*  Previously Filed

                                  UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement to:

     A. Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     B. Reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and
     C. Include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.
     D. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     E. To remove from registration by means of a post-effective amendment and of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or other controlling persons in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the final adjudication of such issue.



                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing Form SB-2/A and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Tucson, state of Arizona, on August 2, 2004.



                                            Registrant  /s/  John B. Sawyer
                                                        ----------------------
                                                             John B. Sawyer,
                                                             President/Director

Date  August 2, 2004
      --------------





In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:


/s/  Ian Herman                                            August 2, 2004
---------------------------------------                    --------------
     Ian Herman, Chairman/CEO/Director                     Date



/s/  John B. Sawyer                                        August 2, 2004
---------------------------------------                    --------------
     John B. Sawyer, President/Director                    Date



/s/  Gordon D. Hamilton                                    August 2, 2004
---------------------------------------                    --------------
     Gordon D. Hamilton, Director                          Date